AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          THE ZIEGLER COMPANIES, INC.,

                            PMC INTERNATIONAL, INC.,

                           THE ENVESTNET GROUP, INC.

                                      AND

                          ENVESTNET ACQUISITION CORP.

                           DATED AS OF JULY 12, 2001

SECTION 1.A         DEFINITIONS                                               1

ARTICLE I.          THE MERGER                                               10
   Section 1.1.        The Merger                                            10
   Section 1.2.        Effective Time of the Merger                          11

ARTICLE II.         THE SURVIVING CORPORATION                                11
   Section 2.1.        Certificate of Incorporation
                         of the Surviving Corporation                        11
   Section 2.2.        By-Laws of the Surviving Corporation                  11
   Section 2.3.        Directors and Officers
                         of the Surviving Corporation                        11

ARTICLE III.        CONVERSION OF SHARES                                     11
   Section 3.1.        Merger Consideration                                  11
   Section 3.2.        Closing of Company Transfer Books                     12
   Section 3.3.        Closing                                               12
   Section 3.4.        Instruments of Transfer;
                         Payment of Merger Consideration                     12

ARTICLE IV.         REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDER                     13
   Section 4.1.        Organization and Related Matters                      13
   Section 4.2.        Authority; No Violation                               14
   Section 4.3.        Consents and Approvals                                14
   Section 4.4.        Capitalization                                        14
   Section 4.5.        Regulatory Documents                                  15
   Section 4.6.        Financial Statements                                  16
   Section 4.7.        Ineligible Persons                                    16
   Section 4.8.        Contracts                                             17
   Section 4.9.        Related Party Transactions                            17
   Section 4.10.       Environmental Matters                                 18
   Section 4.11.       No Broker                                             18
   Section 4.12.       Legal Proceedings                                     18
   Section 4.13.       Compliance with Applicable Law                        18
   Section 4.14.       Insurance                                             19
   Section 4.15.       Labor and Employment Matters                          19
   Section 4.16.       Employee Benefit Plans; ERISA                         20
   Section 4.17.       Technology and Intellectual Property                  22
   Section 4.18.       Taxes and Tax Returns                                 22
   Section 4.19.       No Adverse Change                                     24
   Section 4.20.       Real Property                                         24
   Section 4.21.       Accounts Receivable                                   24
   Section 4.22.       Title to Assets                                       25
   Section 4.23.       Purchase for Investment                               25
   Section 4.24.       Accuracy of Warranties                                25

ARTICLE V.          REPRESENTATIONS AND WARRANTIES OF BUYER                  25
   Section 5.1.        Organization and Related Matters                      25
   Section 5.2.        Authority; No Violation                               25
   Section 5.3.        Consents and Approvals                                26
   Section 5.4.        Capitalization                                        26
   Section 5.5.        Regulatory Documents                                  27
   Section 5.6.        Financial Statements                                  28
   Section 5.7.        Contracts                                             28
   Section 5.8.        Subsidiaries                                          28
   Section 5.9.        Legal Proceedings                                     28
   Section 5.10.       Ineligible Persons                                    29
   Section 5.11.       No Broker                                             29
   Section 5.12.       Compliance with Applicable Law                        29
   Section 5.13.       Insurance                                             30
   Section 5.14.       Labor and Employment Matters                          30
   Section 5.15.       Taxes                                                 30
   Section 5.16.       Environmental Matters                                 31
   Section 5.17.       Employee Benefit Plans; ERISA                         32
   Section 5.18.       Technology and Intellectual Property                  34
   Section 5.19.       No Adverse Change                                     34
   Section 5.20.       Real Property                                         34
   Section 5.21.       Related Party Transactions                            34
   Section 5.22.       Accounts Receivable                                   35
   Section 5.23.       Title to Assets                                       35
   Section 5.24.       Accuracy of Warranties                                35

ARTICLE VI.         COVENANTS                                                35
   Section 6.1.        Conduct of Business by the Companies                  35
   Section 6.2.        Elimination of Intra-Company
                         Payables and Indebtedness                           38
   Section 6.3.        Debt Adjustment                                       38
   Section 6.4.        Payment of Demand Note                                38
   Section 6.5.        Tax Covenants                                         39
   Section 6.6.        Advisory Agreement Consents                           40
   Section 6.7.        Maintenance of Records                                40
   Section 6.8.        Employees, Employee Benefits                          40
   Section 6.9.        Further Assurances                                    42
   Section 6.10.       Efforts of Parties to Close                           42
   Section 6.11.       Confidentiality and Announcements                     42
   Section 6.12.       Regulatory Matters; Third Party Consents              43
   Section 6.13.       Notification of Certain Matters                       44
   Section 6.14.       Expenses                                              44
   Section 6.15.       No Internet-Based WRAP Program                        44
   Section 6.16.       Third Party Proposals                                 45
   Section 6.17.       Disposition of Merger Consideration                   45
   Section 6.18.       Voting of Shares                                      45
   Section 6.19.       Positive Current Ratio                                45
   Section 6.20.       Assignment of PCS Contracts                           46
   Section 6.21.       Elimination of Encumbrances                           46
   Section 6.22.       License to Software                                   46
   Section 6.23.       Buyer Duty to Notify                                  46

ARTICLE VII.        CONDITIONS TO CONSUMMATION OF THE MERGER                 46
   Section 7.1.        Conditions to Buyer's Obligations                     46
   Section 7.2.        Conditions to the Company's
                         and the Shareholder's Obligations                   47
   Section 7.3.        Mutual Conditions                                     48

ARTICLE VIII.       INDEMNIFICATION                                          48
   Section 8.1.        Survival of Representations,
                         Warranties and Covenants                            48
   Section 8.2.        Obligations of the Shareholder                        48
   Section 8.3.        Obligations of Buyer                                  49
   Section 8.4.        Procedure                                             49
   Section 8.5.        Survival of Indemnity                                 51
   Section 8.6.        Minimum Threshold                                     51
   Section 8.7.        Maximum Indemnification                               51
   Section 8.8.        Subrogation                                           51
   Section 8.9.        Adjustments to Indemnification Obligations            51
   Section 8.10.       Set-Off                                               52
   Section 8.11.       Remedies                                              52

ARTICLE IX.         TERMINATION                                              52
   Section 9.1.        Termination                                           52
   Section 9.2.        Survival After Termination                            53

ARTICLE X.          MISCELLANEOUS                                            53
   Section 10.1.       Amendments; Waiver                                    53
   Section 10.2.       Entire Agreement                                      53
   Section 10.3.       Interpretation                                        53
   Section 10.4.       Severability                                          54
   Section 10.5.       Notices                                               54
   Section 10.6.       Binding Effect; Persons Benefiting; No Assignment     55
   Section 10.7.       Counterparts                                          55
   Section 10.8.       Governing Law                                         55
   Section 10.9.       Specific Performance                                  55
   Section 10.10.      WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES             55
   Section 10.11.      Disclosure Schedules                                  56

                         LIST OF EXHIBITS AND SCHEDULES

                                    Exhibits
                                    --------

Exhibit A                          Certificate of Merger
Exhibit B                          Demand Note
Exhibit C                          Pipeline Intermediaries
Exhibit D                          One Year Note
Exhibit E                          PCS Contracts
Exhibit F                          Registration Rights Agreement
Exhibit G                          Services Agreements
Exhibit H                          Original Stockholders' Agreement
Exhibit I                          Certain Terms of Stockholders' Agreement
Exhibit J                          Two Year Note
Exhibit K                          Opinion of Quarles & Brady LLP
Exhibit L                          Opinion of Gardner, Carton & Douglas

                               Company Schedules
                               -----------------

Schedule 4.1                       Organization and Related Matters
Schedule 4.2(b)                    No Violation
Schedule 4.3                       Required Consents
Schedule 4.4                       Stock Ownership
Schedule 4.5                       Regulatory Documents
Schedule 4.6                       Financial Statements
Schedule 4.7                       Ineligible Persons
Schedule 4.8                       Contracts
Schedule 4.9                       Related Party Transactions
Schedule 4.10                      Environmental Matters
Schedule 4.11                      No Broker
Schedule 4.12                      Legal Proceedings
Schedule 4.13                      Compliance with Applicable Law
Schedule 4.14                      Insurance Policies
Schedule 4.15                      Labor and Employment Matters
Schedule 4.16(a)                   Company Plans
Schedule 4.16(h)                   Employee Benefit Effects of Transaction
Schedule 4.16(j)                   Unaccrued Employee Obligations
Schedule 4.17                      Technology and Intellectual Property
Schedule 4.18(b)                   Taxes
Schedule 4.18(g)                   Adjusted Basis of Assets
Schedule 4.18(h)                   Adjusted Tax Basis
Schedule 4.18(j)                   NOLs
Schedule 4.19                      No Adverse Change
Schedule 4.20                      Real Property Leases
Schedule 4.21                      Accounts Receivable
Schedule 4.22                      Encumbrances
Schedule 4.23                      Purchase for Investment
Schedule 4.24                      Accuracy of Warranties

                                Buyer Schedules
                                ---------------

Schedule 5.2(b)                    No Violation
Schedule 5.3                       Required Consents
Schedule 5.5(a)                    Investment Adviser Registration
Schedule 5.4                       Equity Commitments
Schedule 5.8                       Subsidiaries
Schedule 5.9                       Legal Proceedings
Schedule 5.12(a)                   Permits
Schedule 5.12(b)                   Governmental Proceedings
Schedule 5.12(c)                   ERISA Asset Management
Schedule 5.13                      Insurance Policies
Schedule 5.14                      Labor and Employment Matters
Schedule 5.15                      Taxes
Schedule 5.17(a)                   Buyer Plans
Schedule 5.17(h)                   Employee Benefit Effects of Transaction
Schedule 5.17(j)                   Unaccrued Employee Obligations
Schedule 5.18(a)                   Intellectual Property
Schedule 5.18(b)                   IP Ownership
Schedule 5.19                      No Adverse Change
Schedule 5.20                      Real Property Leases
Schedule 5.21(a)                   Related Party Indebtedness
Schedule 5.21(c)                   Related Party Contracts
Schedule 5.22                      Accounts Receivable
Schedule 5.23                      Encumbrances

                                Other Schedules
                                ---------------

Schedule 6.1                       Conduct of Business

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 12, 2001, by and among The EnvestNet Group, Inc., a Delaware corporation ("Buyer"), EnvestNet Acquisition Corp., a Colorado corporation ("Transitory Subsidiary"), PMC International, Inc., a Colorado corporation (the "Company," and collectively with Portfolio Management Consultants, Inc., a Colorado corporation ("PMC"), and Portfolio Brokerage Services, Inc., a Colorado corporation ("PBS"), the "Companies"), and The Ziegler Companies, Inc. (the "Shareholder").

     WHEREAS, this Agreement contemplates a transaction in which Buyer will acquire all of the outstanding capital stock of the Company for Buyer Common Stock through a reverse subsidiary merger of the Transitory Subsidiary with and into the Company (the "Merger");

     WHEREAS, the Merger has been approved by the Boards of Directors of Buyer, Transitory Subsidiary and the Company, and by the Shareholder;

     WHEREAS, Shareholder is the owner of the Shares (defined below) of the Company, which Shares constitute all of the issued and outstanding shares of the capital stock of the Company;

     WHEREAS, the parties intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the Treasury regulations thereunder); and

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and subject to the conditions and other terms herein set forth, the parties hereto hereby agree as follows:

     Section 1.A    Definitions.  For all purposes of this Agreement (as defined
                    -----------
below), the following terms shall have the respective meanings set forth in this
Section 1.A (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Acceptable Payables" shall have the meaning set forth in Section 6.2.

     "Acquisition Proposal" shall have the meaning set forth in Section 6.16.

     "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the applicable written rules and regulations of the SEC thereunder.

     "Advisory Agreement" shall mean any legally binding investment advisory or investment administration agreement entered into by PMC for the purpose of providing investment advisory or investment administration services to a client.

     "Advisory Intermediary" shall mean an investment adviser, broker-dealer or other financial institution that has contracted with PMC to introduce clients to PMC.

     "Affected Employee" shall have the meaning set forth in Section 6.8(a).

     "Affiliate" shall mean any individual, partnership, corporation, entity or other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     "Agreement" shall mean this Agreement among the Shareholder, the Company, the Transitory Subsidiary and Buyer as such may hereafter be amended.

     "Applicable Law" shall mean any written and effective domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of the NASD) applicable to the Shareholder, the Companies, Buyer or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

     "Business Day" shall mean any day that banks in the State of Colorado are generally open for regular banking business.

     "Buyer" shall have the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

     "Buyer Balance Sheet" shall have the meaning set forth in Section 5.6.

     "Buyer Common Stock" shall mean the common stock, par value $0.001 per share, of Buyer.

     "Buyer Financial Statements" shall have the meaning set forth in Section
5.6.

     "Buyer Intellectual Property" shall have the meaning set forth in
Section 5.18.

     "Buyer Material Adverse Change" shall mean an adverse change in, or the occurrence of an event which has resulted or could result in an adverse change in, the operations, properties (whether tangible or intangible), profits or condition (financial or other) of Buyer or Buyer's business, in excess of $1,000,000.

     "Buyer Material Adverse Effect" shall mean any matter or matters affecting Buyer or any of its Affiliates that has or have a material adverse effect on the business, assets, financial condition or results of operations of Buyer and its Subsidiaries taken as a whole.

     "Buyer Plan" shall have the meaning set forth in Section 5.17(a).

     "Buyer 401(k) Plan" shall have the meaning set forth in Section 6.8(a).

     "Buyer Stock Option Plan" shall mean Buyer's 2000 Stock Incentive Plan.

     "Buyer Preferred Stock" shall mean the preferred stock, par value $0.001 per share, of Buyer.

     "Buyer Welfare Plans" shall have the meaning set forth in Section 6.8(b).

     "CBCA" shall have the meaning set forth in Section 1.1.

     "Certificate of Merger" shall mean that certain Certificate of Merger meeting the requirements of Section 7-111-105 of the CBCA, which Certificate of Merger shall be in the form attached hereto as Exhibit A.

     "Closing" shall mean the completion of the transactions contemplated by
Section 3.3 of this Agreement and shall be the same time as the Effective Time.

     "Closing Date" shall mean the date of the Closing.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock Equivalent Price" shall be an amount determined by dividing the total consideration paid to EnvestNet in the EnvestNet Financing, before deduction of any fees, commissions or expenses paid to placement agents and others in connection with the EnvestNet Financing, by the total number of Pro Forma Shares of Common Stock of the Company acquired by investors in the EnvestNet Financing.

     "Company" and "Companies" shall have the meaning set forth in the Recitals to this Agreement.

     "Company Balance Sheet" shall have the meaning set forth in Section 4.6.

     "Company Financial Statements" shall have the meaning set forth in Section 4.6.

     "Company 401(k) Plan" shall have the meaning set forth in Section 6.8(a).

     "Company Intellectual Property" shall have the meaning set forth in Section 4.17(a).

     "Company Material Adverse Change" shall mean an adverse change in, or the occurrence of an event which has resulted or could result in an adverse change in, the operations, properties (whether tangible or intangible), profits or condition (financial or other) of the Companies or the Companies' business, in excess of $1,000,000.

     "Company Material Adverse Effect" shall mean any matter or matters affecting the Companies or any of their Affiliates that has or have a material adverse effect on the business, assets, financial condition or results of operations of the Companies and their Subsidiaries taken as a whole.

     "Company Plan" shall have the meaning set forth in Section 4.16(a).

     "Confidentiality Agreement" shall mean that certain letter agreement, dated January 5, 2001, relating to protection of confidential information executed by Buyer and the Shareholder.

     "Contracts" shall have the meaning set forth in Section 4.8.

     "Current Ratio" shall mean the current assets of a Person (cash, prepaid expenses and accounts receivable) minus the current liabilities of a Person (accounts payable and other current obligations); provided, however, that the
                                                  --------  -------
Current Ratio of the Company shall be measured immediately following the Effective Time and shall not include any obligations relating to the Demand Note or the Notes, even if recorded as a current liability.

     "Debt Adjustment Event" shall mean a determination by the Company, in accordance with Section 6.3, that there is a Permitted Debt Adjustment Amount.

     "Delivered Run Rate Revenue" shall mean the annualized net revenue during the Run Rate Period from all PMC Customers who are PMC Customers on the thirtieth (30th) day following the Closing Date and who have or have been deemed to consent to the assignment of their advisory agreement as a result of the Merger.

     "Demand Note" shall mean a Promissory Note, payable to the Shareholder, dated the date of Closing, in the principal amount of $3,500,000 and in the form attached hereto as Exhibit B, which Demand Note replaces the promissory notes dated as of March 31, 1999 which the Company has executed in favor of the Shareholder.

     "Defined Benefit Plan" shall have the meaning set forth in Section 4.16(b).

     "Effective Time" shall mean the effective time of the Merger contemplated by Section 1.2 of this Agreement and shall be the same time as the Closing.

     "Encumbrance" shall mean any lien, pledge, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction or encumbrance of any kind or nature whatsoever.

     "EnvestNet Financing" shall mean an equity financing by Buyer sufficient to raise gross proceeds of at least $12,000,000.

     "Environmental and Health Laws" shall mean all written applicable federal, state and local laws, rules, regulations, orders, guidelines, ordinances and requirements relating to pollution or protection of the environment, and public health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SectionSection9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. SectionSection6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. SectionSection11001 et seq., the Clean Air Act, 42 U.S.C. SectionSection7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. SectionSection1251 et seq., the Toxic Substances Control Act, 15 U.S.C. SectionSection2601 et seq., the Safe Drinking Water Act, 42 U.S.C. SectionSection300f et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. SectionSection1801, each as amended, and any regulations, rules, ordinances adopted or publications promulgated pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the applicable written rules, regulations and class exemptions of the Department of Labor thereunder.

     "ERISA Affiliate" shall mean any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes any of the Companies, or that is a member of the same "controlled group" as any of the Companies pursuant to Section 4001(a)(14) of ERISA.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the applicable written rules and regulations of the SEC thereunder.

     "GAAP" shall mean generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

     "Governmental Authority" shall mean any government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD).

     "Indemnifiable Claim" shall mean any Loss for which a party is entitled to indemnification under this Agreement.

     "Indemnified Party" shall mean the party entitled to the benefits of indemnification hereunder.

     "Indemnifying Party" shall mean the party obligated to provide indemnification hereunder.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the applicable written rules and regulations of the SEC thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge," in the case of the Companies or the Shareholder, shall mean actual knowledge of the officers and senior management employees listed at the beginning of Schedule 4.2(b), as well as Knowledge of such matters as such persons should reasonably be expected to have in the ordinary exercise of their duties, and "Knowledge," in the case of Buyer, shall mean actual knowledge of officers and senior management employees listed at the beginning of Schedule 5.2(b), as well as Knowledge of such matters as such persons should reasonably be expected to have in the ordinary exercise of their duties.

     "Loss" shall mean any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, awards, settlements or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

     "Merger" shall have the meaning set forth in the Recitals to this Agreement.

     "Merger Consideration" shall mean a number of shares of Buyer Common Stock determined by dividing the Share Consideration Amount by the number that is the Common Stock Equivalent Price in the EnvestNet Financing.

     "Multiemployer Plan" shall have the meaning set forth in Section 4.16(b).

     "Multiple Employer Plan" shall have the meaning set forth in Section
4.16(b).

     "NASD" shall have the meaning set forth in Section 4.5(a).

     "Net book value" shall mean stockholders' equity as determined in accordance with GAAP.

     "New Advisory Agreement" shall mean an Advisory Agreement with a client that (i) was introduced to PMC by an intermediary listed on Exhibit C, and
(ii) did not have assets under management with PMC prior to the last day of the Run Rate Period.

     "New Annualized Revenue" shall mean the annualized revenue obtained by multiplying (i) assets under management or administration relating to New Advisory Agreements, determined based on the amount of such assets under management or administration existing on the date which is the one-year anniversary of the Closing Date, by (ii) the weighted average annual management or administration fee under the applicable New Advisory Agreements.

     "New Annualized Revenue Excess" shall mean the amount, if any, by which New Annualized Revenue exceeds the New Revenue Hurdle.

     "New Revenue Hurdle" shall mean the amount, if any, by which $9,658,000 exceeds the Delivered Run Rate Revenue.

     "Non-Third Party Claim" shall have the meaning set forth in Section 8.4(e).

     "Notes" shall mean the One Year Note and the Two Year Note.

     "One Year Note" shall mean a Promissory Note in the aggregate principal amount of $1,500,000 with accrued interest paid quarterly at an annual rate of 10% and principal due one (1) year from the Closing Date, which One Year Note shall be (i) in the form attached hereto as Exhibit D and (ii) a replacement for the Promissory Note dated as of January 31, 2001 which the Company has executed in favor of the Shareholder.

     "Original Stockholders' Agreement" shall mean that certain Stockholders' Agreement, dated as of May 16, 2000, among the Company, holders of Buyer Common Stock and holders of Series A Preferred.

     "PBS" shall have the meaning set forth in the Recitals to this Agreement.

     "PCS Client Contracts" shall mean the Advisory Agreements entered into or to be entered into between B.C. Ziegler and Company (or a predecessor) and clients of financial intermediaries with whom B.C. Ziegler and Company has executed or will execute PCS Intermediary Contracts.

     "PCS Contracts" shall mean the PCS Client Contracts and the PCS Intermediary Contracts. The PCS Client Contracts and PCS Intermediary Contracts in existence on the date hereof are listed on Exhibit E hereto.

     "PCS Intermediary Contracts" shall mean the agreements between B.C. Ziegler and Company (or a predecessor) and financial intermediaries unaffiliated with the Shareholder pursuant to which Shareholder or its affiliates provide separate account management services to the clients of such financial intermediaries.

     "Permitted Debt Adjustment Amount" shall mean the amount, if any, by which the product of (i) 1.1 and (ii) the Run Rate Revenue Reduction Amount, if any, EXCEEDS the product of (i) 1.1 and (ii) the New Annualized Revenue Excess.

     "Permits" shall have the meaning set forth in Section 4.13(a).

     "Person" shall mean any individual, corporation, company, partnership (limited or general), joint venture, association, trust or other entity or similar contractual arrangement or relationship.

     "PMC" shall have the meaning set forth in the Recitals to this Agreement.

     "PMC Customer" shall mean an advisory, administrative or other client of PMC.

     "Pro Forma Shares of Common Stock of the Company" shall mean the number of shares of Common Stock of the Company issued in the EnvestNet Financing plus the number of such shares issuable upon conversion of convertible securities issued in the EnvestNet Financing.

     "Qualified Plan" shall have the meaning set forth in Section 4.16(d).

     "Records" shall mean all written records and original documents (and copies thereof) in the Companies' permanent possession as of the Closing Date (a) which pertain to or are utilized by the Companies to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Companies, or (b) necessary or appropriate to comply with any Applicable Law, including records kept or filed in accordance with any Securities Laws and shall include in the case of (a) and (b) above, all such records maintained on electronic or magnetic media, or in the electronic data base system of the Companies.

     "Registration Rights Agreement" shall mean that certain Registration Rights Agreement to be executed by Buyer and the Shareholder in the form attached hereto as Exhibit F.

     "Regulatory Documents" shall mean, with respect to a Person, all forms, reports, registration statements, schedules and other documents filed, or required to be filed since January 1, 1998 by such Person pursuant to the Securities Laws; provided, however, that with respect to Buyer, "Regulatory
                 --------  -------
Documents" shall not mean any Form BD or other applications that Buyer or an Affiliate may have filed with the SEC or the NASD, which Form BD and other applications have been withdrawn.

     "Right" shall have the meaning set forth in Section 6.1(ii).

     "Run Rate Period" shall mean the three month period ending on the last full month prior to the Closing Date.

     "Run Rate Revenue Reduction Amount" shall mean an amount equal to the amount, if any, by which (i) the product of 0.95 and the annualized net revenue during the Run Rate Period from all PMC Customers EXCEEDS (ii) the annualized net revenue during the Run Rate Period from all PMC Customers who (a) have consented to the assignment of their advisory agreement by the Closing Date or
(b) are PMC Customers on the thirtieth (30th) day following the Closing Date and have been deemed to consent to the assignment of their advisory agreement as a result of the Merger; provided, however, that the following category of customer
                      --------  -------
shall not be counted for purposes of either (i) or (ii) of this sentence: PMC Customers who, after being informed about the Merger, terminate their investment advisory agreement with PMC, execute an investment advisory agreement with Buyer and transfer their assets to Buyer, all prior to the Closing Date. If PMC Customers representing less than 60% of PMC's net revenue for the Run Rate Period consent to the assignment of such customers' agreements with PMC in connection with the Merger, the Run Rate Revenue Reduction Amount shall be calculated as if customers representing 60% of PMC's net revenue for the Run Rate Period shall have consented to the assignment of such customers' agreements with PMC in connection with the Merger. If PMC Customers representing 95% or more of PMC's net revenue for the Run Rate Period consent to the assignment of such customers' agreements with PMC in connection with the Merger, the Permitted Debt Adjustment Amount shall be zero. For purposes of calculation of the Run Rate Revenue Reduction Amount, a PMC Customer shall be deemed to have consented to assignment of its agreement with PMC if the PMC has provided the customer with notice of, and opportunity to object to, the assignment at least thirty
(30) days prior to the Effective Time and the customer has not objected to the assignment within thirty (30) days after the Effective Time.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the written rules and regulations of the SEC thereunder.

     "Securities" shall mean any security as defined in the Securities Act.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; and state "blue sky" laws.

     "Self Regulatory Organization" shall have the meaning ascribed to such term in the Exchange Act.

     "Series A Preferred" shall have the meaning set forth in Section 5.4.

     "Services Agreements" shall mean those certain Service Agreements to be executed by Buyer and the Shareholder, which Services Agreements shall be in the forms attached hereto as Exhibit G.

     "Share Consideration Amount" shall mean $9,500,000, reduced by the amount, if any, by which (A) the Permitted Debt Adjustment Amount EXCEEDS (B) $4,500,000.

     "Shareholder" shall have the meaning set forth in the Recitals to this Agreement.

     "Shares" shall mean 4,446,842 shares of common stock, $0.01 par value per share, and 450,000 shares of preferred stock, no par value, of the Company, which shares constitute all of the issued and outstanding shares of the Company's capital stock.

     "Stockholders' Agreement" shall mean that certain Amended and Restated Stockholders' Agreement to be executed by Buyer, the shareholders of Buyer, investors in the EnvestNet Financing and the Shareholder, which Stockholders' Agreement shall include, with respect to holders of Buyer Common Stock, rights and obligations similar to those applicable to holders of Buyer Common Stock in the Original Stockholders' Agreement, a copy of which is included in Exhibit H, and with respect to holders of Series A Preferred and investors in the EnvestNet Financing, rights and obligations similar to those applicable to holders of Series A Preferred in the Original Stockholders' Agreement, and with respect to the Shareholder, rights and obligations consistent with the terms contained in the term sheet, a copy of which is included in Exhibit I.

     "Subsidiary" of a Person shall mean an Affiliate of such Person fifty percent (50%) or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

     "Subsidiary Shares" shall have the meaning set forth in Section 4.4(a).

     "Supervised Persons" shall have the meaning ascribed to such term in the Advisers Act.

     "Surviving Corporation" shall have the meaning set forth in Section 1.1.

     "Tax Return" shall mean any return, report, information statement, schedule or other document (including any related or supporting information and including any Form 1099 or other document or report required to be provided by any of the Companies to third parties) with respect to Taxes, including any document required to be retained or provided to any governmental authority pursuant to 31 U.S.C. Sections 5311-5328 and regulations promulgated thereunder, relating to the Company or any consolidated group of which any such entity was a member at the applicable time, and any amended Tax Returns.

     "Tax" or "Taxes" shall mean all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges (and all interest and penalties thereon), including, without limitation, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, and all interest, penalties and Losses thereon or associated therewith or associated with any Tax Return and any amounts payable pursuant to any tax sharing agreement or arrangement.

     "Third Party Claim" shall have the meaning set forth in Section 8.4(a).

     "Transitory Subsidiary" shall have the meaning set forth on the first page hereof and includes any direct or indirect successor or assign.

     "Two Year Note" shall mean a Promissory Note in the aggregate principal amount of $3,000,000 with accrued interest paid quarterly at an annual rate of 12% and principal due two (2) years from the Closing Date, which Two Year Note shall be (i) in the form attached hereto as Exhibit J and (ii) a replacement for the Promissory Notes dated as of December 31, 2000 and November 1, 1998 which the Company has executed in favor of the Shareholder.

     "Wire Transfer" shall mean a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or to a number of accounts up to, but not in excess of, fifteen accounts, as shall have been designated by written notice to the paying party.

                                   ARTICLE I.

                                   THE MERGER

     Section 1.1.   The Merger. Upon the terms and subject to the conditions
                    ----------
hereof, at the Effective Time and pursuant to this Agreement, the Transitory Subsidiary shall be merged with and into the Company and the separate corporate existence of the Transitory Subsidiary shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and all of its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the Colorado Business Corporation Act (the "CBCA").

     Section 1.2.   Effective Time of the Merger.  The Merger shall become
                    ----------------------------
effective when a properly executed Certificate of Merger meeting the requirements of Section 7-111-105 of the CBCA is duly filed with the Secretary of State of the State of Colorado, or at such later time as the parties hereto shall have designated in such filing as the effective time of the Merger (the "Effective Time"). The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

                                  ARTICLE II.

                           THE SURVIVING CORPORATION

     Section 2.1.  Certificate of Incorporation of the Surviving Corporation.
                   ---------------------------------------------------------
The Articles of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

     Section 2.2.  By-Laws of the Surviving Corporation.  The By-Laws of the
                   -------------------------------------
Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the By-Laws of the Transitory Subsidiary immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

     Section 2.3.  Directors and Officers of the Surviving Corporation. The
                   ---------------------------------------------------
directors and officers of the Transitory Subsidiary shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

                                  ARTICLE III.

                              CONVERSION OF SHARES

     Section 3.1.  Merger Consideration.  At the Effective Time, by virtue of
                   --------------------
the merger and without any action on the part of the holder thereof:

     Upon the terms and subject to the conditions set forth in this Agreement, the Shares shall be converted into the right to receive the Merger Consideration. No share of capital stock of the Company, including the Shares, shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.

          (a) Each share of the common stock, $0.01 par value per share, of the Transitory Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (b) Following the Effective Time, all issued and outstanding shares of Buyer Common Stock shall continue to be fully paid and nonassessable shares of Buyer Common Stock. Each certificate of Buyer evidencing ownership of any such shares shall immediately thereafter continue to evidence ownership of the same number of shares of Buyer Common Stock.

          (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Buyer Common Stock shall have been changed into a different number of shares or a different class by reason of any subdivision or combination, or stock dividend, split-up or reclassification, the number of shares of Buyer Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of Company Common Stock as provided in this Agreement shall be appropriately adjusted, if necessary.

     Section 3.2.  Closing of Company Transfer Books.  After the close of
                   ---------------------------------
business on the Closing Date, transfers of shares of the Company's capital stock outstanding prior to the Effective Time, including the Shares, shall not be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing Shares are presented to Buyer, they shall be cancelled and exchanged for their pro rata share of the Merger Consideration.

     Section 3.3.  Closing.  The closing of the transactions contemplated by
                   -------
this Agreement shall be the same as the Effective Time (the "Closing") and shall take place at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Chicago, Illinois 60610 at 10:00 a.m., local time, on the third Business Day after the conditions set forth in Article VII have been satisfied or waived or at such other date, time and place as Buyer and the Company shall agree in writing (the date on which the Closing takes place being referred to herein as the "Closing Date").

     Section 3.4.  Instruments of Transfer; Payment of Merger Consideration.
                   --------------------------------------------------------

          (a) Not less than two Business Days prior to the Closing Date, the Shareholder shall deliver to Buyer written Wire Transfer instructions.

          (b) At the Closing, the Shareholder shall deliver, or shall cause to be delivered, to Buyer the following:

               (1) one or more certificates representing all of the Shares duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed;

               (2) a certificate of the Secretary of State of the State of Colorado as to the good standing of the Company dated as of a date not earlier than 14 days prior to the Closing Date, together with a copy of the Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Colorado; and

               (3) executed copies of the documents required to be delivered pursuant to Section 7.1.

          (c) At the Closing, Buyer shall deliver, or shall cause to be delivered, to the Shareholder the following:

               (1) executed copies of the documents required to be delivered pursuant to Section 7.2;

               (2)  full payment of the principal amount of the Demand Note; and

               (3) one or more certificates constituting 50% of the Merger Consideration, which shares subject to such certificate(s) shall be calculated assuming the Share Consideration Amount is $9,500,000.

          (d) At the Closing, Buyer shall deliver, or shall cause to be delivered, to Quarles & Brady, one or more certificates constituting the remaining 50% of the Merger Consideration, which shares subject to such certificates shall be calculated assuming the Share Consideration Amount is $9,500,000, and Quarles & Brady shall hold such certificates in escrow until it shall have received joint instructions from Buyer and the Shareholder to be given no later than seventy-five (75) days following the Closing Date to either deliver such certificates to the Shareholder, in the event the Share Consideration Amount is determined to equal $9,500,000, or return such certificates (including, if necessary, the certificates delivered to Shareholder pursuant to Section 3.4(c)(3)) to Buyer so that Buyer may issue new certificates for the appropriate number of shares, in the event the Share Consideration Amount is determined to be less than $9,500,000. The Shareholder shall have full rights, including but not limited to, dividend and voting rights, with respect to the shares held in escrow.

                                  ARTICLE IV.

                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDER

     Except as qualified by the Schedules referencing this Article IV, the Company and the Shareholder jointly and severally represent and warrant to Buyer as of the date of this Agreement as follows:

     Section 4.1.  Organization and Related Matters.  Each of the Companies is
                   --------------------------------
a Colorado corporation, duly incorporated, validly existing and in good sanding under the laws of the State of Colorado. Each of the Companies has the corporate power and authority to carry on its material business as it is now being conducted and to own, lease and operate all of its properties and assets. Each of the Companies is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect. The copies of the Articles of Incorporation and By-laws and any amendments thereto of each of the Companies heretofore delivered to Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement.

     Section 4.2.  Authority; No Violation.
                   -----------------------

          (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of the Company and the Shareholder, and no other corporate proceedings on the part of the Company (including without limitation any additional approval of the Shareholder) are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and the Shareholder and (assuming the due authorization, execution and delivery of this Agreement by Buyer) constitutes a valid and binding obligation of the Company and the Shareholder, enforceable against the Company and the Shareholder in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by the Company or the Shareholder, nor the consummation by the Company or the Shareholder, as the case may be, of the transactions contemplated hereby to be performed by them, nor compliance by the Company or the Shareholder with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or By-laws of any of the Companies or (ii) except as set forth in Schedule 4.2(b), and assuming that the consents and approvals referred to in Section 6.4 and 6.5 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which any of the Companies or any of its Affiliates or any of their properties, contracts or assets are subject, or
     (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any material Encumbrance upon the Shares or the properties, contracts or assets of the Companies, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the Companies or its Affiliates is a party, or by which the Companies, any of their Affiliates or the Shareholder, or any of their respective properties or assets, may be bound or affected.

     Section 4.3.  Consents and Approvals.  Except for consents, approvals and
                   ----------------------
notices as are set forth in Section 6.6 and Schedule 4.3, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with (i) the execution and delivery by the Company and the Shareholder of this Agreement and (ii) the consummation by the Company and the Shareholder of the transactions contemplated hereby. Neither the Company nor the Shareholder has any reason to believe that any approval or consent set forth in Section 6.6, in Schedule 4.3 or in this Section 4.3 will not be obtained prior to the Closing.

     Section 4.4.  Capitalization.  The authorized capital stock of the Company
                   --------------
consists of 50,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, no par value. The Shareholder owns beneficially and of record all of the Shares, and the Shareholder has the full and unrestricted power to sell, assign, transfer and deliver the Shares to Buyer in accordance with the terms of this Agreement free and clear of Encumbrances. There are no shares of capital stock of the Company issued or outstanding other than the Shares. All of the Shares are duly authorized, validly issued, fully paid, nonassessable and free of any pre-emptive rights. Except as set forth in
Schedule 4.4, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from the Company or the Shareholder any capital stock of the Company, whether issued and outstanding, authorized but unissued or treasury shares. Except as set forth in
Schedule 4.4, there are no agreements or understandings of any kind with respect to the voting of the Shares. The Company owns beneficially and of record all of the capital stock of PMC and PBS ("Subsidiary Shares") free and clear of any Encumbrances, and the Company has the full and unrestricted power to sell, assign, transfer and deliver the Subsidiary Shares free and clear of Encumbrances. There are no shares of capital stock of PMC or PBS issued or outstanding other than the Subsidiary Shares. All of the Subsidiary Shares are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights. There is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) from any of the Companies or the Shareholder any capital stock of PMC or PBS, whether issued or outstanding, authorized but unissued or treasury shares. The Company does not have any Subsidiaries, and does not own, directly or indirectly, any equity or other ownership interest in any Person, other than PMC and PBS.

     Section 4.5.  Regulatory Documents.
                   --------------------

          (a) Since January 1, 1999, the Companies and their Affiliates have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, including the SEC and the National Association of Securities Dealers, Inc. ("NASD"), and have paid all fees and assessments due and payable in connection therewith. PMC is and has been for all applicable periods duly registered as an investment advisor under the Advisers Act. All Supervised Persons of PMC who are required to be registered or licensed in any state are duly registered or licensed in each state where said registration or licensing is required. Schedule 4.5(a) lists the states in which each Supervised Person of PMC is registered or licensed, indicating the identity of the person and the state. Each such federal and state registration is in full force and effect.

          (b) Except as set forth in Schedule 4.5, PBS is and has been duly registered as a broker-dealer with the SEC and the NASD in all fifty (50) States and the District of Columbia (but not Puerto Rico) under applicable federal and state statutes. To the Knowledge of each of the Companies and the Shareholder, each such federal and state registration is currently in full force and effect. PBS is a member in good standing and has all material licenses and authorizations in self regulatory or trade organizations or registered clearing agencies, required to permit the operation of its business in all material respects as presently conducted. Set forth in Schedule 4.5(b) are all Self Regulatory Organizations of which the Company or any Subsidiary is a member.

          (c) As of their respective dates, the Regulatory Documents of the Companies and their Affiliates complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has previously delivered or made available to Buyer a true, correct and complete copy of each such Regulatory Document filed with the SEC after January 1, 1999 and prior to the date hereof (including the Form ADV of PMC and the Form BD of PBS, each as in effect on the date hereof) and will deliver to Buyer promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by any of the Companies or their Affiliates with the SEC after the date hereof and prior to the Closing Date.

     Section 4.6. Financial Statements.  The Company has previously delivered
                  --------------------
to Buyer copies of (a) consolidated balance sheets of the Company as of December 31st for the fiscal years 1998 (audited), 1999 (unaudited) and 2000 (unaudited), and the related statements of income, changes in shareholders' equity and cash flows for the fiscal years 1998, 1999 and 2000, inclusive, and in the case of the 1998 balance sheet, accompanied by the audit report, and (b) the unaudited interim consolidated balance sheet and related statements of income, changes in shareholders' equity and cash flows of the Company as of and for the five (5) month period ended May 31, 2001 (collectively, the statements referred to above being referred to as the "Company Financial Statements" and the balance sheet as of May 31, 2001 being referred to as the "Company Balance Sheet"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly in all material respects the consolidated financial position of the Company as of the dates thereof, and the other financial statements referred to in this Section 4.6 present fairly in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and, except as set forth in Schedule 4.6 hereto, each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. Except for (i) those liabilities that are fully reflected or reserved against on the Company Balance Sheet and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet and which are not material, individually or in the aggregate, the Company has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet for such date.

     Section 4.7. Ineligible Persons.  To the Knowledge of the Company, none
                  ------------------
of the Companies, nor any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act and material to the business of the Companies) to a registered investment company. To the Knowledge of the Company, none of the Companies nor any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. None of the Companies nor any "associated person" (as defined in the Exchange Act) thereof, as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

     Section 4.8.  Contracts.  Schedule 4.8 sets forth a complete and accurate
                   ---------
list of all written or oral contracts, agreements, guarantees, leases and executory commitments: (A) to which any of the Companies is a party (excluding policies of insurance in the ordinary course of business) or by which any of their properties or assets are bound which: (i) contain obligations of any of the Companies in excess of $150,000; (ii) which involve payments based on profits or revenues of any of the Companies; (iii) represents an arrangement with an Advisory Intermediary; (iv) represents an arrangement with a money manager managing accounts of customers of the Companies; (v) represents an arrangement with a custodian of assets; (vi) restricts the Company or any Subsidiary from competing (x) in any line of business, (y) with any Person, or
(z) in any geographic area; (vii) relates to the acquisition or disposition of any material business or operations since January 1, 1999 (whether by merger, stock sale or purchase, asset sale or purchase or otherwise); or (viii) if terminated by the other party thereto, would represent a Company Material Adverse Change; and (B) which are PCS Intermediary Contracts (hereinafter referred to collectively as the "Contracts"). To the Company's Knowledge, each of the Contracts is in full force and effect and enforceable in accordance with its terms. Neither the Shareholder nor any of the Companies has received written notice of cancellation of or default under or intent to cancel or call a default under any of the Contracts. To the Companies' Knowledge, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of any of the Companies or on the part of the other party to such Contracts. The Company has previously provided or made available to Buyer copies of each Advisory Agreement.

     Section 4.9.  Related Party Transactions.
                   --------------------------

          (a) Except as disclosed in Schedule 4.9, no employee, officer or director of the Company or any of its Subsidiaries, or member of the immediate family of any of them, is indebted to the Company or any Subsidiary, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them.

          (b) To the Company's Knowledge, no employee, officer or director of the Company or any of its Subsidiaries, or member of the immediate family of any of them, has any direct or indirect ownership interest in (i) any Person with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or (ii) any Person that competes with the Company.

          (c) Except as disclosed in Schedule 4.9, to the Company's Knowledge, no employee, officer or director of the Company or any of its Subsidiaries, or member of the immediate family of any of them, is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries.

     Section 4.10.  Environmental Matters.
                    ---------------------

          (a) To the Company's Knowledge, the Company and each of its Subsidiaries have complied with all Environmental and Health Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and each of its Subsidiaries have obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have materially complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental and Health Laws.

          (b) To the Company's Knowledge, none of the Company or any of its Subsidiaries has any material liability (and none of the Company or any of its Subsidiaries has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or one of its Subsidiaries giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental and Health Law.

     Section 4.11.  No Broker.  No broker, finder or similar intermediary has
                    ---------
acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from the Companies or the Shareholder or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

     Section 4.12.  Legal Proceedings.  Except as disclosed in Schedule 4.12,
                    -----------------
there are no legal, administrative, arbitral or other proceedings (including proceedings by any Governmental Authority), claims, suits, actions or governmental or regulatory investigations of any nature that are pending or, to the Company's Knowledge, threatened against or relating to any of the Companies or any of their respective properties, assets or businesses, or any officers, director or employee of any of the Companies in connection with their activities on behalf of any of the Companies, or that challenge the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon any of the Companies or any of their respective properties, assets or businesses.

     Section 4.13.  Compliance with Applicable Law.
                    ------------------------------

          (a) Except as disclosed in Schedule 4.13, each of the Companies holds, and has at all times held, all material licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of its properties and assets and the material conduct of its businesses under and pursuant to every, and has complied in all material respects with each, and is not in default in any material respect under any, Applicable Law relating to any of the Companies or any of its assets, properties or operations, and the Company does not know of any outstanding violations of any of the above and has not received notice asserting any such violation. All such Permits are valid and in good standing.

          (b) Except as disclosed in Schedule 4.13, since January 1, 1999 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of the Companies, no Governmental Authority has initiated any administrative proceeding or, to the Knowledge of the Company, investigation into or related to the business or operations of the Companies. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of the Companies.

          (c) Except as disclosed in Schedule 4.13, none of the Companies nor any of their respective officers, directors or employees, in the conduct of the business with respect to employee benefit plans subject to Title I of ERISA or Section 4975 of the Code, has (A) engaged in any conduct which would subject them to liability under Sections 405, 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or (B) engaged in any conduct that could constitute a crime or violation listed in Section 411 of ERISA which would preclude such person from providing services to any such employee benefit plan.

          (d) Each of the Companies has maintained records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements.

     Section 4.14.  Insurance.  All of the Companies' insurance policies and
                    ---------
bonds are listed in Schedule 4.14. To the Knowledge of the Company, each such insurance policy or bond is in full force and effect and the Companies have not received notice or any other written notice from any insurer or agent of any intent to cancel any such insurance policy or bond.

     Section 4.15.  Labor and Employment Matters.  Except as set forth in
                    ----------------------------
Schedule 4.15, (a) no collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on any of the Companies, (b) each of the Companies is, and has at all times been, in compliance in all material respects with all Applicable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, and is not engaged in any unfair labor practice, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting any of the Companies, and (d) there are no written or oral agreements relating to the employment of any individual by any of the Companies on a basis other than "at will."

     Section 4.16.  Employee Benefit Plans; ERISA.
                    -----------------------------

          (a) Except as set forth in Schedule 4.16(a), with respect to any employees or former employees, directors or officers of the Companies, the Companies do not maintain, or participate under, and are not required to contribute to, any "Company Plan" (as defined herein). For purposes of this Agreement, the term "Company Plan" includes any pension, retirement, savings, profit-sharing, deferred compensation, disability, medical, dental, health, life, severance pay, death benefit, group insurance, stock option, stock purchase, stock appreciation right, restricted stock, performance unit, incentive, bonus, vacation pay, trust, contract, agreement, or policy (including, without limitation, any "pension plan" as defined in Section 3(2) of ERISA, and any "welfare plan" as defined in
     Section 3(1) of ERISA), whether or not any of the foregoing is funded or insured, (i) which provides benefits to employees of the Companies; (ii) to which the Companies are a party or by which any of them is bound; or
     (iii) which is maintained by any ERISA Affiliate.

          (b) The Companies have no liability under any (i) defined benefit plan (within the meaning of Section 3(35) of ERISA) ("Defined Benefit Plan"); (ii) multiemployer plan (within the meaning of Sections 3(37) and 4001(a)(3) of ERISA) (a "Multiemployer Plan"); or (iii) multiple employer plan (within the meaning of Section 413(b) of the Code and of Section 4063 of ERISA) (a "Multiple Employer Plan"), nor has any of the Companies or any ERISA Affiliate, at any time since September 2, 1974, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (c) With respect to each Company Plan, the Companies have delivered or made available to the Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, benefit schedules, trust agreements, insurance contracts and other funding vehicles and any amendment or addendum thereto; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination or opinion letter from the IRS, if any. Except as specifically provided in this Agreement or the foregoing documents delivered or made available to Buyer, there are no amendments to any Company Plan that have been adopted or approved nor has any Company undertaken to make any such amendments.

          (d) Schedule 4.16(a) identifies each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plan"). Each Qualified Plan has received a favorable determination or opinion letter from the Internal Revenue Service that has not been revoked, and to the knowledge of the Companies there are no existing circumstances nor any events that have occurred that are likely to have a material adverse effect on the qualified status of any Qualified Plan or the tax-exempt status of any related trust. No Company Plan is intended to meet the requirements of Code Section 501(c)(9).

          (e) All contributions required to be made to any Company Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements.

          (f) To the Knowledge of the Companies, (i) the administrators and fiduciaries of each Company Plan, and the Companies are and have been in compliance in all material respects with the applicable requirements of ERISA (including without limitation the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA), the Code and any other Applicable Law governing each Company Plan; (ii) each Company Plan has at all times been properly administered in compliance in all material respects with its terms and in accordance with all such Applicable Laws; and (iii) with respect to each Company Plan, there has not occurred, nor is any person contractually bound to enter into, any non-exempt "prohibited transaction" nor any "party-in-interest transaction" (as such terms are defined under Section 4975 of the Code or Section 406 of ERISA), which such transaction would subject any Company Plan, the Companies or any officer, director or employee thereof to a tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA.

          (g)  Except for health continuation coverage required by law under
     Section 4980B of the Code and Part 6 of Title I of ERISA, the Companies have no liabilities for post-retirement welfare benefits, including without limitation retiree medical or life benefits.

          (h) Except as set forth in Schedule 4.16(h), neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (i) entitle any employee or former employee of any Company to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation or benefit due to any employee or former employee of any Company, or (iii) directly or indirectly result in any payment made to or on behalf of any person that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

          (i) There are (i) no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Companies, threatened against, or with respect to, any Company Plan or its assets, and
     (ii) no examinations or investigations (other than a routine determination letter filing) pending with respect to any Company Plan before the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, the Securities and Exchange Commission or any other federal or provincial government agency, that could reasonably be expected to result in any material liability of any Company.

          (j) Set forth in Schedule 4.16(j) is an accounting of all obligations, contingent or otherwise, of the Companies (other than obligations to pay base salary and annual bonuses in the ordinary course of business consistent with past practice) owing or payable to, or on behalf of, employees or former employees of the Companies that are not accrued or otherwise reflected on the Company Balance Sheet.

     Section 4.17.  Technology and Intellectual Property.
                    ------------------------------------

          (a) Attached hereto as Schedule 4.17(a) is a list of all material (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration or grant of any of the foregoing, (iii) unregistered trademarks, service marks, trade names, logos and assumed names, and (iv) except for Fund Counselor and Allocation Manager license agreements, licenses for any of the foregoing, in each case, owned by any of the Companies or used in or necessary to conduct the business of any of the Companies. The items on Schedule 4.17(a), together with all other material trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, designs and inventions currently used in or necessary to conduct the business of any of the Companies constitute the "Company Intellectual Property."

          (b) Except as set forth in Schedule 4.17(b), each of the Companies has ownership of, or such other rights by license, lease or other agreement in and to, the Company Intellectual Property as necessary to conduct its business as presently conducted. To the Knowledge of the Company, the Companies have not infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others. None of the Companies has received notice of any claim respecting any such violation or infringement. Except as set forth on Schedule 4.17(b), the Company has no reason to believe that upon consummation of the transactions contemplated hereby Buyer or any of its Affiliates will be in any way restricted in the use of any of the Company Intellectual Property under any Applicable Law, contract or otherwise, or that use of such Company Intellectual Property by Buyer or any of its Affiliates will violate or infringe the rights of any Person, or subject any of Buyer or its Affiliates to liability of any kind, under any Applicable Law, contract or otherwise.

     Section 4.18.  Taxes and Tax Returns.
                    ---------------------

          (a) Each of the Companies is a member of the affiliated group of corporations (as defined in Section 1504 of the Code) of which the Shareholder is the common parent and which files a consolidated federal income tax return and will file a consolidated federal income tax return for the taxable year which includes the Closing Date. Each of the Companies and the Shareholder have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by the Companies or which are required to include the Companies, and such Tax Returns are true, correct and complete in all material respects. Except as set forth in
     Schedule 4.18, each of the Companies and the Shareholder have paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld for which any of the Companies is or may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law, other than such Taxes for which adequate reserves in the Company Financial Statements have been established. There are no material claims or assessments pending against the Shareholder or any of the Companies for any alleged deficiency in any material Tax for which any of the Companies is or may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law, and none of the Shareholder or any of the Companies has been notified in writing of any proposed Tax claim or assessment against the Companies for which any of the Companies may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law (other than, in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith or are immaterial in amount). There are no outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes for which any of the Companies is or may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law. Except as set forth in Schedule 4.18(b), there are no outstanding requests by any of the Companies or the Shareholder for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any return. There are no liens for Taxes on the assets of any of the Companies, except for statutory liens for current Taxes not yet due and payable.

          (b) Except as set forth in Schedule 4.18(b), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of any of the Companies.

          (c) None of the Companies has been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than the group of which the Company is presently a member or for which the Company was the common parent.

          (d) None of the Companies is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (e) The Company will not as a result of the transactions contemplated by this Agreement make or become obligated to make any parachute payment as defined in Section 280(G) of the Code.

          (f) No election under Section 341(f) of the Code is in effect with respect to any of the Companies.

          (g) To the Company's Knowledge, the approximate adjusted basis of the assets of the Companies for federal income tax purposes as of June 30, 2001 is as set forth on Schedule 4.18(g).

          (h) To the Company's Knowledge, the Shareholder's adjusted tax basis in the Shares as of the Closing Date is set forth on Schedule 4.18(h).

          (i) To the Company's Knowledge, none of the Companies or the Shareholder has applied for or received a tax ruling from the IRS or any domestic or foreign federal, state or local taxing authority and has not entered into a closing agreement pursuant to Section 7121 of the Code or similar provision of Applicable Law which is still in effect and applies to any of the Companies.

          (j) To the Company's Knowledge, for federal income tax purposes, the Companies will have allocated to them upon the Closing Date a net operating loss carryover in an amount approximately equal to that set forth on
     Schedule 4.18(j) (which currently is subject to limitation under Section 382 of the Code of approximately $194,000 per year), and for state income tax purposes, the Companies will have allocated to them upon the Closing Date a net operating loss carryover in an amount approximately equal to that set forth on Schedule 4.18(j).

          (k) None of the Companies has either distributed stock of a controlled corporation pursuant to Section 355 of the Code or had its stock distributed by another corporation pursuant to Section 355 of the Code.

          (l) To the Company's Knowledge, no claim has been made or is expected to be made against or in respect of the Companies or the Shareholder by any Governmental Authority in a jurisdiction in which the Shareholder or any of the Companies does not file Tax Returns or pay or collect Taxes, in respect of a particular type of Tax imposed by that jurisdiction, alleging that any of the Companies or the Shareholder is or may be subject to an obligation to file Tax Returns or is liable for Taxes or is to collect or pay Taxes in respect of such Tax in that jurisdiction.

          (m) True, correct and complete copies of all income, franchise, property, payroll, sales and use Tax Returns and forms filed by or with respect to the Companies for the last three (3) years have previously been furnished to Buyer.

     Section 4.19.  No Adverse Change. Except as provided on Schedule 4.19 or
                    -----------------
otherwise disclosed in this Agreement, since December 31, 2000, (i) each of the Companies has operated its material business only in the ordinary course of business consistent with past practice; (ii) there has been no Company Material Adverse Change; and (iii) none of the Companies have taken any action or suffered any event that if taken or suffered after the date hereof would violate
Section 6.1 of this Agreement.

     Section 4.20.  Real Property.  The assets of the Companies that consist of
                    -------------
leasehold interests in real property are listed in Schedule 4.20, together with annual lease payments and all Encumbrances thereon. All offices where each of the Companies presently conducts its business are subject to leases listed in
Schedule 4.20. None of the Companies have any interests in any real property except for the leases set forth in Schedule 4.20. The Company has furnished Buyer with true, correct and complete copies of all leases listed in Schedule
4.20. To the Knowledge of the Company, all leases listed in Schedule 4.20 are in full force and effect in accordance with their respective terms, and there is not any existing default or event which with notice or lapse of time or both would become a default under any such lease.

     Section 4.21.  Accounts Receivable.  Except as identified on Schedule 4.21,
                    -------------------
all accounts receivable shown on the Company Balance Sheet or incurred since the date thereof, represent arm's length transactions actually made in the ordinary course of business and are believed collectible in the ordinary course of business without the necessity of commencing legal proceedings, and, to the Company's Knowledge, are not subject to counterclaim or set-off or in dispute.

     Section 4.22.  Title to Assets.  The Company and its Subsidiaries own good
                    ---------------
and valid title to the assets and properties which they own or purport to own, free and clear of any and all Encumbrances affecting material assets and properties of the Company and its Subsidiaries, except those Encumbrances identified on Schedule 4.22 and Encumbrances for taxes not yet due and payable and such other Encumbrances or minor imperfections of title, if any, which do not materially detract from the value or interfere with the present use of the affected asset or which individually or in the aggregate would not have a Company Material Adverse Effect.

     Section 4.23.  Purchase for Investment.  The Shareholder is acquiring the
                    -----------------------
Merger Consideration for investment purposes only and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any thereof.

     Section 4.24.  Accuracy of Warranties.  No representation or warranty by
                    ----------------------
the Company or the Shareholder in this Agreement, and no Exhibit, certificate, Schedule, instrument or document prepared or delivered, or to be delivered, by the Company or the Shareholder pursuant hereto or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein and therein not misleading.

                                   ARTICLE V.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Except as qualified by the Schedules referencing this Article V, Buyer represents and warrants to the Shareholder as of the date of this Agreement as follows:

     Section 5.1.  Organization and Related Matters.  Buyer is a corporation
                   --------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to carry on its material business as it is now being conducted and to own, lease and operate all of its properties and assets. Buyer is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Buyer Material Adverse Effect. The copies of the organizational documents and any amendments thereto of Buyer heretofore delivered to the Company are complete and correct copies of such instruments as in effect as of the date of this Agreement.

     Section 5.2.  Authority; No Violation.
                   -----------------------

          (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer or its shareholders are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Shareholder) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof, will (i) violate any provision of the organizational documents of Buyer or (ii) except as set forth in Schedule 5.2(b), and assuming that the consents and approvals referred to in Sections 5.3 and
     6.6 and Schedule 5.3 hereof are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which Buyer or any of its Affiliates or any of its properties, contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any material Encumbrance upon the properties, contracts or assets of the Buyer, or require any notice, approval or consent under any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which Buyer or any of its Affiliates is a party, or by which Buyer or any of its Affiliates, or any of its or their properties or assets, may be bound or affected.

     Section 5.3. Consents and Approvals.  Except for consents, approvals and
                  ----------------------
notices as are set forth in Schedule 5.3 and Section 6.6, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with (i) the execution and delivery by Buyer of this Agreement and (ii) the consummation by Buyer of the transactions as contemplated hereby. Neither Buyer nor its Affiliates has any reason to believe that any approval or consent set forth in Schedule 5.3 or in this
Section 5.3 will not be obtained prior to the Closing.

     Section 5.4.  Capitalization.
                   --------------

          (a) The authorized capital stock of Buyer consists of 80,000,000 shares of Buyer Common Stock and 20,000,000 shares of Buyer Preferred Stock, of which 9,000,000 shares are designated Series A Preferred Stock ("Series A Preferred"). Except as set forth in Schedule 5.4, on the date hereof and without taking into effect any shares of Buyer's capital stock issued pursuant to the EnvestNet Financing and any increase in the number of shares of Buyer Common Stock reserved for issuance under the Buyer Stock Option Plan in connection with the EnvestNet Financing, the issued and outstanding capital stock of the Company, as well as capital stock which is reserved for issuance or committed to be issued, consists of:

               (i) 6,903,057 fully paid and non-assessable shares of Series A Preferred;

               (ii) 6,903,057 shares of authorized, unissued Buyer Common Stock reserved for issuance upon conversion of the Series A Preferred;

               (iii) 9,510,671 fully paid and non-assessable shares of Buyer Common Stock;

               (iv) 2,800,000 shares of authorized, unissued Buyer Common Stock reserved for issuance to employees of and consultants to Buyer upon exercise of stock options granted and to be granted pursuant to the Buyer Stock Option Plan.

          (b) Except as provided in the Stockholders' Agreement or as set forth in Schedule 5.4, no Person is entitled to any preemptive right or right of first refusal with respect to the issuance of Buyer Common Stock and Buyer Preferred Stock, and all such preemptive rights and rights of first refusal have been waived in connection with the issuance of the Merger Consideration hereunder. There are no outstanding preemptive rights, options, warrants, conversion rights, agreements or other rights to purchase any of the authorized but unissued stock of Buyer or any of its Subsidiaries other than those identified above, identified in Schedule 5.4 or issued, reserved or committed to be issued pursuant to this Agreement and other than those granted in the Stockholders' Agreement.

     Section 5.5.  Regulatory Documents.
                   --------------------

          (a) Since January 1, 1999, Buyer and its Affiliates have timely filed all forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, including the SEC, and have paid all fees and assessments due and payable in connection therewith. EnvestNet Advisory Corp. is and has been for all applicable periods duly registered as an investment advisor under the Advisers Act. All Supervised Persons of EnvestNet Advisory Corp. who are required to be registered or licensed in any state are duly registered or licensed in each state where said registration or licensing is required. Schedule 5.5(a) lists the states in which each Supervised Person of EnvestNet Advisory Corp. is registered or licensed, indicating the identity of the person and the state. Each such federal and state registration is in full force and effect.

          (b) As of their respective dates, the Regulatory Documents of Buyer and its Affiliates complied in all material respects with the requirements of the Securities Laws, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of such Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer has previously delivered or made available to the Shareholder a true, correct and complete copy of each such Regulatory Document filed with the SEC after January 1, 1999 and prior to the date hereof (including the Form ADV of EnvestNet Advisory Corp. as in effect on the date hereof) and will deliver to Shareholder promptly after the filing thereof a true, correct and complete copy of each Regulatory Document filed by Buyer or any of its Affiliates with the SEC after the date hereof and prior to the Closing Date.

     Section 5.6.  Financial Statements.  Buyer has previously delivered to the
                   --------------------
Company copies of (a) the unaudited consolidated balance sheet of Buyer as of December 31, 2000, and the related unaudited statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 2000, and (b) the unaudited interim consolidated balance sheet and related statements of income, changes in shareholders' equity and cash flows of Buyer as of and for the five (5) month period ended May 31, 2001 (collectively, the statements referred to above being referred to as the "Buyer Financial Statements" and the balance sheet as of May 31, 2000 being referred to as the "Buyer Balance Sheet"). The balance sheets referred to in the previous sentence (including the related notes, where applicable) present fairly in all material respects the consolidated financial position of Buyer as of the dates thereof, and the other financial statements referred to in this Section 5.6 present fairly in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated results of its operations and its cash flows for the respective fiscal periods therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved. Except for (i) those liabilities that are fully reflected or reserved against on the Buyer Balance Sheet and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Buyer Balance Sheet and which are not material, individually or in the aggregate, Buyer has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are or would be required by GAAP to be shown on its consolidated balance sheet for such date.

     Section 5.7.  Contracts.  To the Knowledge of Buyer, each agreement that
                   ---------
is material to its business is in full force and effect and enforceable in accordance with its terms. Buyer has not received written notice of cancellation of or default under or intent to cancel or call a default under any of such agreements. To Buyer's best knowledge, there exists no event or condition which with or without notice or lapse of time or both would be a breach or a default on the part of Buyer or on the part of the other party to such agreements.

     Section 5.8.  Subsidiaries.  Schedule 5.8 sets forth the names of each of
                   ------------
Buyer's Subsidiaries, each of which is a wholly-owned Subsidiary of the Company. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with the requisite legal and corporate power to own its property and to carry on its business as proposed to be conducted by it. Each Subsidiary is qualified and authorized to transact business and is in good standing as a foreign corporation in Illinois and each other jurisdiction in which the failure so to qualify would have a Buyer Material Adverse Effect. Except for the Subsidiaries disclosed on Schedule 5.8, Buyer does not own of record or beneficially any securities of, or any interest in, any Person.

     Section 5.9.  Legal Proceedings.  Except as disclosed on Schedule 5.9,
                   -----------------
there are no legal, administrative, arbitral or other proceedings (including proceedings by any Governmental Authority), claims, actions, suits or governmental or regulatory investigations of any nature that are pending or, to Buyer's Knowledge, threatened against or relating to Buyer or any of its Affiliates or its or their properties, assets or businesses, or any officers, director or employee of Buyer or any of its Affiliates in connection with their activities on behalf of Buyer or any of its Affiliates, or that challenge the validity or propriety of the transactions contemplated by this Agreement, and there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Buyer or any of its Affiliates or its or their properties, assets or businesses.

     Section 5.10.  Ineligible Persons.  Neither Buyer nor any "affiliated
                    ------------------
person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Buyer nor any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Buyer nor any "associated person" (as defined in the Exchange
Act) thereof, as applicable, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

     Section 5.11.  No Broker.  Except for Putnam Lovell with respect to the
                    ---------
EnvestNet Financing, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker's, finder's or similar fee or other commission from Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     Section 5.12.  Compliance with Applicable Law.
                    ------------------------------

          (a) Except as disclosed in Schedule 5.12(a), Buyer and its Affiliates hold, and at all times have held, all material Permits necessary for the lawful ownership and use of their properties and assets and the material conduct of their businesses under and pursuant to every, and have complied in all material respects with each, and are not in default in any material respect under any, Applicable Law relating to Buyer and its Affiliates or any of its or their assets, properties or operations, and Buyer does not know of any outstanding violations of any of the above and has not received notice asserting any such violation. All such Permits are valid and in good standing.

          (b) Except as disclosed on Schedule 5.12(b), since January 1, 1999 and except for normal examinations conducted by any Governmental Authority in the regular course of the business of Buyer or any of its Affiliates, no Governmental Authority has initiated any administrative proceeding or, to the Knowledge of Buyer, investigation into or related to the business or operations of Buyer or any of its Affiliates. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of Buyer or any of its Affiliates.

          (c) Except as disclosed in Schedule 5.12(c), none of Buyer nor any of its respective officers, directors or employees, in the conduct of the business with respect to employee benefit plans subject to Title I of ERISA or Section 4975 of the Code, has (A) engaged in any conduct which would subject them to liability under Sections 405, 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or (B) engaged in any conduct that could constitute a crime or violation listed in Section 411 of ERISA which would preclude such person from providing services to any such employee benefit plan.

          (d) Buyer and each of its Affiliates have maintained records which accurately reflect transactions in reasonable detail, and accounting controls, policies and procedures sufficient to ensure that such transactions are recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements.

     Section 5.13.  Insurance.  All of the Buyer's insurance policies and bonds
                    ---------
are listed in Schedule 5.13. To the Knowledge of the Buyer, each such insurance policy or bond is in full force and effect and Buyer has not received notice or any other written notice from any insurer or agent of any intent to cancel any such insurance policy or bond.

     Section 5.14.  Labor and Employment Matters.  Except as set forth in
                    ----------------------------
Schedule 5.14, (a) no collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on Buyer, (b) Buyer is, and has at all times been, in compliance in all material respects with all Applicable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, and is not engaged in any unfair labor practice, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Buyer, and (d) there are no written or oral agreements relating to the employment of any individual by Buyer or any of its Affiliates on a basis other than "at will."

     Section 5.15.  Taxes.
                    -----

          (a) Buyer has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it or any of its Subsidiaries, and such Tax Returns are true, correct and complete in all material respects. Except as set forth in Schedule 5.15, Buyer has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld for which it or any of its Subsidiaries is or may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law, other than such Taxes for which adequate reserves in the Buyer Financial Statements have been established. There are no material claims or assessments pending against Buyer or any of its Subsidiaries for any alleged deficiency in any material Tax for which it or any of its Subsidiaries is or may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law, and none of the Buyer or any of its Subsidiaries has been notified in writing of any proposed Tax claim or assessment against any of them for which any of them may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law (other than, in each case, claims or assessments for which adequate reserves in the Buyer Financial Statements have been established or which are being contested in good faith or are immaterial in amount). There are no outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes for which any of Buyer or its Subsidiaries is or may be liable, including without limitation liability arising under Treasury Regulation 1.1502-6 or any similar or comparable provisions of Applicable Law. There are no outstanding requests by any of Buyer or its Subsidiaries for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any return. There are no liens for Taxes on the assets of any Buyer or its Subsidiaries, except for statutory liens for current Taxes not yet due and payable.

          (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of any of Buyer or any of its Subsidiaries.

          (c) None of Buyer or any of its Subsidiaries has been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than the group of which they are presently a member or for which the Buyer was the common parent.

          (d) None of Buyer or its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (e) Buyer will not as a result of the transactions contemplated by this Agreement make or become obligated to make any parachute payment as defined in Section 280(G) of the Code.

          (f) No election under Section 341(f) of the Code is in effect with respect to Buyer or any of its Subsidiaries.

          (g) To Buyer's Knowledge, no claim has been made or is expected to be made against or in respect of Buyer or its Subsidiaries by any Governmental Authority in a jurisdiction in which any of them does not file Tax Returns or pay or collect Taxes, in respect of a particular type of Tax imposed by that jurisdiction, alleging that any of them is or may be subject to an obligation to file Tax Returns or is liable for Taxes or is to collect or pay Taxes in respect of such Tax in that jurisdiction.

     Section 5.16.  Environmental Matters.
                    ---------------------

          (a) To Buyer's Knowledge, Buyer and each of its Subsidiaries have complied with all Environmental and Health Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, Buyer and each of its Subsidiaries have obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have materially complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental and Health Laws.

          (b) To Buyer's Knowledge, none of the Buyer or any of its Subsidiaries has any material liability (and none of the Buyer or any of its Subsidiaries has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Buyer or one of its Subsidiaries giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental and Health Law.

     Section 5.17.  Employee Benefit Plans; ERISA.
                    -----------------------------

          (a) Except as set forth in Schedule 5.17(a), with respect to any employees or former employees, directors or officers of the Buyer, the Buyer does not maintain, or participate under, and is not required to contribute to, any "Buyer Plan" (as defined herein). For purposes of this Agreement, the term "Buyer Plan" includes any pension, retirement, savings, profit-sharing, deferred compensation, disability, medical, dental, health, life, employment, severance pay, death benefit, group insurance, stock option, stock purchase, stock appreciation right, restricted stock, performance unit, incentive, bonus, vacation pay, trust, contract, agreement, or policy (including, without limitation, any "pension plan" as defined in Section 3(2) of ERISA, and any "welfare plan" as defined in
     Section 3(1) of ERISA), whether or not any of the foregoing is funded or insured, (i) which provides benefits to employees of the Buyer; (ii) to which the Buyer is a party or by which it is bound; or (iii) which is maintained by any ERISA Affiliate.

          (b)  The Buyer has no liability under any (i)  Defined Benefit Plan;
     (ii) Multiemployer Plan; or (iii) Multiple Employer Plan, nor has the Buyer or any ERISA Affiliate, at any time since September 2, 1974, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

          (c) With respect to each Buyer Plan, the Buyer has delivered or made available to the Company a true, correct and complete copy of: (i) each writing constituting a part of such Buyer Plan, including without limitation all plan documents, benefit schedules, trust agreements, insurance contracts and other funding vehicles and any amendment or addendum thereto; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination or opinion letter from the IRS, if any. Except as specifically provided in this Agreement or the foregoing documents delivered or made available to the Company, there are no amendments to any Buyer Plan that have been adopted or approved nor has the Buyer undertaken to make any such amendments.

          (d) Schedule 5.17(a) identifies each Buyer Plan that is intended to be a Qualified Plan. Each Qualified Plan has received a favorable determination or opinion letter from the Internal Revenue Service that has not been revoked, and to the knowledge of the Buyer there are no existing circumstances nor any events that have occurred that are likely to have a material adverse effect on the qualified status of any Qualified Plan or the tax-exempt status of any related trust. No Buyer Plan is intended to meet the requirements of Code Section 501(c)(9).

          (e) All contributions required to be made to any Buyer Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Buyer Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Buyer Financial Statements.

          (f) To the Knowledge of the Buyer (i) the administrators and fiduciaries of each Buyer Plan, and the Buyer is and have been in compliance in all material respects with the applicable requirements of ERISA (including without limitation the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA), the Code and any other Applicable Law governing each Buyer Plan; (ii) each Buyer Plan has at all times been properly administered in compliance in all material respects with its terms and in accordance with all such Applicable Laws; and (iii) with respect to each Buyer Plan, there has not occurred, nor is any person contractually bound to enter into, any non-exempt "prohibited transaction" nor any "party-in-interest transaction" (as such terms are defined under Section 4975 of the Code or Section 406 of ERISA), which such transaction would subject any Buyer Plan, the Buyer or any officer, director or employee thereof to a tax or penalty under Section 4975 of the Code or
     Section 502(i) of ERISA.

          (g)  Except for health continuation coverage required by law under
     Section 4980B of the Code and Part 6 of Title I of ERISA, the Buyer has no liabilities for post-retirement welfare benefits, including without limitation retiree medical or life benefits.

          (h) Except as set forth in Schedule 5.17(h), neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (i) entitle any employee or former employee of the Buyer to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation or benefit due to any employee or former employee of the Buyer, or (iii) directly or indirectly result in any payment made to or on behalf of any person that would constitute a "excess parachute payment" within the meaning of Section 280G of the Code.

          (i) There are (i) no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Buyer, threatened against, or with respect to, any Buyer Plan or its assets, and (ii) no examinations or investigations (other than a routine determination letter filing) pending with respect to any Buyer Plan before the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, the Securities and Exchange Commission or any other federal or provincial government agency, that could reasonably be expected to result in any material liability of the Buyer.

          (j) Set forth in Schedule 5.17(j) is an accounting of all obligations, contingent or otherwise, of the Buyer (other than obligations to pay base salary and annual bonuses in the ordinary course of business consistent with past practice) owing or payable to, or on behalf of, employees or former employees of the Buyer that are not accrued or otherwise reflected on the Buyer Balance Sheet.

     Section 5.18.  Technology and Intellectual Property.
                    ------------------------------------

          (a) Attached hereto as Schedule 5.18(a) is a list of all material (i) domestic and foreign registered trademarks and service marks, registered copyrights and patents, (ii) applications for registration or grant of any of the foregoing, (iii) unregistered trademarks, service marks, trade names, logos and assumed names, and (iv) licenses for any of the foregoing, in each case, owned by Buyer or used in or necessary to conduct the business of Buyer. The items on Schedule 5.18(a), together with all other material trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, designs and inventions currently used in or necessary to conduct the business of any of the Companies constitute the "Buyer Intellectual Property."

          (b) Except as set forth in Schedule 5.18(b), Buyer has ownership of, or such other rights by license, lease or other agreement in and to, the Buyer Intellectual Property as necessary to conduct its business as presently conducted. To the Knowledge of the Buyer, Buyer has not infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others. Buyer has not received any notice of any claim respecting any such violation or infringement.

     Section 5.19.  No Adverse Change.  Except as provided on Schedule 5.19 or
                    -----------------
otherwise disclosed in this Agreement, since December 31, 2000, (i) Buyer has operated its material business only in the ordinary course of business consistent with past practice; and (ii) there has been no Buyer Material Adverse Change.

     Section 5.20.  Real Property.  The assets of Buyer that consist of
                    -------------
leasehold interests in real property are listed in Schedule 5.20, together with annual lease payments and all Encumbrances thereon. All offices where Buyer or one of its Subsidiaries presently conducts its business are subject to leases listed in Schedule 5.20. Buyer has no interests in any real property except for the leases set forth in Schedule 5.20. Buyer has furnished the Company with true, correct and complete copies of all leases listed in Schedule 5.20. To the Knowledge of Buyer, all leases listed in Schedule 5.20 are in full force and effect in accordance with their respective terms, and there is not any existing default or event which with notice or lapse of time or both would become a default under any such lease.

     Section 5.21.  Related Party Transactions.
                    --------------------------

          (a) Except as disclosed in Schedule 5.21(a), no employee, officer or director of Buyer or any of its Subsidiaries, or member of the immediate family of any of them, is indebted to Buyer or any of its Subsidiaries, nor is Buyer or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them.

          (b) To the Buyer's Knowledge, no employee, officer or director of Buyer or any of its Subsidiaries, or member of the immediate family of any of them, has any direct or indirect ownership interest in (i) any Person with which Buyer or any of its Subsidiaries is affiliated or with which Buyer or any of its Subsidiaries has a business relationship, or (ii) any Person that competes with Buyer.

          (c) Except as disclosed in Schedule 5.21(c), to Buyer's Knowledge, no employee, officer or director of Buyer or any of its Subsidiaries, or member of the immediate family of any of them, is, directly or indirectly, interested in any material contract with Buyer or any of its Subsidiaries.

     Section 5.22.  Accounts Receivable.  Except as identified on Schedule 5.22,
                    -------------------
all accounts receivable shown on the Buyer Balance Sheet or incurred by Buyer since the date thereof, represent arm's length transactions actually made in the ordinary course of business and are believed collectible in the ordinary course of business without the necessity of commencing legal proceedings, and, to the Buyer's Knowledge, are not subject to counterclaim or set-off or in dispute.

     Section 5.23.  Title to Assets.  Buyer and its Subsidiaries own good and
                    ---------------
valid title to the assets and properties which they own or purport to own, free and clear of any and all Encumbrances affecting material assets and properties of Buyer and its Subsidiaries, except those Encumbrances identified on Schedule
5.23 and Encumbrances for taxes not yet due and payable and such other Encumbrances or minor imperfections of title, if any, which do not materially detract from the value or interfere with the present use of the affected asset or which individually or in the aggregate would not have a Buyer Material Adverse Effect.

     Section 5.24.  Accuracy of Warranties.  No representation or warranty by
                    ----------------------
the Buyer in this Agreement, and no Exhibit, certificate, Schedule, instrument or document prepared or delivered, or to be delivered, by the Buyer pursuant hereto or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein and therein not misleading.

                                  ARTICLE VI.

                                   COVENANTS

     Section 6.1.  Conduct of Business by the Companies.  During the period
                   ------------------------------------
from the date of this Agreement and continuing through the Closing Date, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, each of the Companies shall (a) carry on its business in the ordinary course consistent with past practice; (b) make all commercially reasonable efforts to preserve its present business organization and relationships; (c) make all commercially reasonable efforts to keep available the present services of its employees; and (d) make all commercially reasonable efforts to preserve its rights, franchises, goodwill and relations with its customers and others with whom it conducts business, consistent with past practice. Without limiting the generality of the foregoing, except as set forth in Schedule 6.1, expressly permitted or contemplated by this Agreement or consented to in writing by Buyer, none of the Companies shall, directly or indirectly:

               (i) amend, or agree to amend its Articles of Incorporation or By-laws (or comparable instruments), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any shares of its capital stock, or change or agree to change in any manner the rights of its outstanding capital stock;

               (ii) issue or sell or purchase, or issue any option, warrant, convertible or exchangeable security, right, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including, without limitation, by exchange or conversion) (each a "Right"), or enter into any contracts, agreements or arrangements to issue or sell, any shares of its capital stock;

               (iii) incur any indebtedness for borrowed money or guarantee the indebtedness of other Persons, except in the ordinary course of business consistent with past practice;

               (iv) waive, or agree to waive, any right of material value to its business;

               (v) make, or agree to make, any material change in its accounting methods or practices for Tax or accounting purposes or make, or agree to make, any material change in depreciation or amortization policies or rates adopted by it for Tax or accounting purposes;

               (vi) materially change, or agree to materially change, any of its business policies or practices that relate to its business, including, without limitation, fee structure, fee waivers, expense reimbursement, interest rate management, security selection, sales and marketing, personnel, budget or product development policies;

               (vii) make any loan or advance to the Shareholder or any of its Affiliates, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or make any other loan or advance otherwise than in the ordinary course of business;

               (viii) sell, offer to sell, abandon or make any other disposition of any of its assets, except in the ordinary course of business; grant or suffer, or agree to grant or suffer, any Encumbrance on any of its material assets;

               (ix) except in the ordinary course of business or in amounts less than $25,000 in the aggregate, incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to its business or any of its assets;

               (x) make any material change in its overall investment strategy or mix of products;

               (xi) enter into, or agree to enter into, any contract, agreement or arrangement with any of its Affiliates, except as necessary to transfer servicing obligations under the PCS Contracts to the Buyer;

               (xii) declare dividends or declare or make any other distributions of any kind payable to the Shareholder or make any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or Rights;

               (xiii) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any lease or Contract, except in the ordinary course of business and as could not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect; enter into or amend, or agree to enter into or amend, (x) any agreement pursuant to which it agrees to indemnify any party on behalf of its business or pursuant to which it agrees to refrain from competing with any party with respect to its business or (y) any sub-advisory, management, distribution, marketing, custody or other services agreement;

               (xiv) take any action impairing its rights under any Contract other than in the ordinary course of business;

               (xv) adopt, amend, renew or terminate any Company Plan or any other employee program, agreement, arrangement or policy between any of the Companies and one or more of its employees, other than in the ordinary course of business;

               (xvi) commit any act or omission which constitutes a breach or default under any Contract or material license to which it is a party or by which it or any of its properties or assets is bound the effect of which, in the aggregate, could reasonably be expected to have a Company Material Adverse Effect;

               (xvii)  enter into any new line of business;

               (xviii) acquire or agree to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

               (xix) increase the salary or wages of any Company officers or employees except in the case of employees in accordance with past practices;

               (xx) make, or agree to make, any capital commitments of expenditures other than in the ordinary course of business consistent with past practice;

               (xxi) agree (by contract or otherwise) to do any of the foregoing.

     Section 6.2.  Elimination of Intra-Company Payables and Indebtedness.
                    ------------------------------------------------------
Immediately prior to the Closing, the Shareholder and the Company will cause the Company to have no liabilities, obligations or accounts payable to any Affiliate except for (i) the Demand Note, (ii) the Notes and (iii) other payables not to exceed $20,000 relating to the most recent month's services that are of the nature and type that will be provided to the Company pursuant to one of the Services Agreements after the Closing ("Acceptable Payables"). The elimination of any such liabilities, obligations or accounts payable (other than the Demand Notes, the Notes and the Acceptable Payables) shall be effected by contributing the amount of such liability, obligation or payable to the equity capital of the Company.

     Section 6.3. Debt Adjustment.  Within seventy-five (75) days following
                  ---------------
the Effective Time, the Company will determine whether there has occurred a Debt Adjustment Event. In the event a Debt Adjustment Event has occurred, the Shareholder shall make a capital contribution to the Company in the amount of Permitted Debt Adjustment Amount, deemed to be made as of the Effective Time, as follows:

          (a) the principal amount of the Two Year Note shall be reduced by the amount of the Permitted Debt Adjustment Amount; and

          (b) the principal amount of the One Year Note shall be reduced by the amount, if any, by which the Permitted Debt Adjustment Amount exceeds $3,000,000.

     Section 6.4.  Payment of Demand Note.  Promptly following the Closing and
                   ----------------------
on the Closing Date, Buyer shall cause the Demand Note to be paid in full by wire transfer of immediately available funds to the holder thereof. After the Closing Date, the Buyer will cause the Company to perform all of its obligations under the Notes.

     Section 6.5.  Tax Covenants.
                   -------------

          (a) Without the prior written consent of Buyer, not to be unreasonably withheld, neither the Company, the Shareholder, nor any Affiliate of the Shareholder shall, to the extent it may affect or relate to the Companies, make or change any Tax election, change any annual tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if any such action would have the effect of materially increasing the Tax liability or materially reducing any Tax asset (including net operating losses) of the Buyer, or any of the Companies.

          (b) Without the prior written consent of the Shareholder, not to be unreasonably withheld, neither Buyer nor any Affiliate of Buyer shall, to the extent it may affect or relate to the Companies, make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if any such action would have the effect of increasing Shareholder's Tax liability or obligation to indemnify Buyer.

          (c) All Tax Returns not required to be filed on or before the Closing Date, the filing responsibility for which is allocated in accordance with
     Section 6.4(d), and relating in whole or in part to any taxable period beginning before the Closing Date, (i) will be filed when due in accordance with all applicable laws, and (ii) as of the time of filing, will accurately reflect the facts regarding the income, business, assets, operations, activities and status of the Companies, and any other information required to be shown therein.

          (d) The Shareholder shall include, through the close of business on the Closing Date, the Companies in its consolidated federal Tax Return and in the Tax Returns of any state or local jurisdictions in which Shareholder files Tax Returns with any of the Companies on a consolidated, combined or unitary basis for purpose of income or franchise tax and report all income, gain or loss of the Companies through the Closing Date and all income, gain or loss, if any, arising as a result of the Merger, including, but not limited to, the recapture of any excess loss accounts as defined in Treasury Regulation 1.1502-19 and all deferred intercompany items in accordance with Treasury Regulation 1.1502-13 in the calculation of taxable income on such return.

          (e) Unless otherwise requested in writing by the Buyer, the Shareholder shall prepare and file or shall cause the Companies to prepare and file the following Tax Returns with respect to the Companies:

               (i) all Tax Returns for any taxable period ending on or before the Closing Date; and

               (ii) all other Tax Returns required to be filed (taking into account extensions) prior to the Closing Date.

     Any Taxes or inter-company payables relating to Taxes due with respect to periods identified in Section 6.5(e), whether payable by the Company or the Shareholder, shall be considered an Acceptable Payable pursuant to Section
     6.2 and shall be limited to $20,000 (including any other Acceptable Payables), with the Shareholder solely responsible for any Taxes owed with respect to such periods in excess of such amount.

          (f) All Tax sharing agreements or arrangements by and among the Shareholder, its Affiliates and the Companies shall be terminated as of the Closing Date and there shall be no continuing obligations under such agreements or arrangements.

     Section 6.6.  Advisory Agreement Consents.  The Shareholder and the
                   ---------------------------
Companies shall use their commercially reasonable best efforts to obtain consents to the assignments of the contracts under the Advisers Act required for the consummation of the transactions contemplated hereby. Buyer agrees to assist the Shareholder and the Companies in obtaining such consents upon request of the Shareholder. Buyer agrees that, except in the case of Advisory Agreements which prohibit assignment or state by their terms that they terminate upon assignment, consent for any Advisory Agreement may be obtained by requesting written consent as aforesaid and informing such client of: (a) the intention to complete the Merger, which will result in a deemed assignment of such Advisory Agreement; (b) PMC's intention to continue the advisory services, pursuant to the existing Advisory Agreement with such client after the Closing if such client does not terminate such agreement prior to the Closing; and
(c) that the consent of such client will be implied if such client does not terminate the Advisory Agreement and continues to accept such advisory services for at least 30 days after Closing and Notice is given at least 30 days prior to Closing.

     Section 6.7.  Maintenance of Records.
                   ----------------------

          (a) Through the Closing Date, the Companies will maintain the Records in substantially the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each party to this Agreement shall permit the other parties reasonable access to any applicable Records in its possession reasonably necessary in connection with any claim, action, litigation or other proceeding involving the party requesting access to such Records or in connection with any legal obligation owed by such party to any Governmental Authority or any present or former client of the Companies.

          (b) For a period of not less than six (6) years after the Closing Date, neither Buyer nor any of its Affiliates shall dispose of or destroy any Records, and thereafter none of the above persons shall dispose of or destroy any such Records without first offering to turn over possession thereof (at the Shareholder's expense) by written notice to the Shareholder, at least 30 days prior to the proposed date of such disposition or destruction.

     Section 6.8.  Employees, Employee Benefits.
                   ----------------------------

          (a) Effective as of the Closing Date, the individuals who are employed by the Companies immediately prior to the Closing (the "Affected Employees") shall be eligible to participate in the Buyer Plans that are Qualified Plans on the same basis as similarly situated Buyer employees who are not Affected Employees, subject to the eligibility requirements thereunder. The Buyer shall credit Affected Employees with continuous service with the Companies or any Subsidiary of the Companies immediately prior to the Closing for purposes of eligibility and vesting, but not benefit accrual, under any applicable Buyer Qualified Plan. Subject to the foregoing, effective as of the Closing Date or as soon as administratively feasible thereafter, Affected Employees shall be eligible to participate in the EnvestNet 401(k) Retirement Plan ("Buyer 401(k) Plan") and shall cease to participate in the PMC International, Inc. 401(k) Plan ("Company 401(k) Plan").

          (b) Affected Employees shall be eligible to participate in the Buyer Plans that are welfare plans as defined in Section 3(1) of ERISA ("Buyer Welfare Plans") maintained by Buyer on or after the Closing Date, on the same basis as similarly situated Buyer employees who are not Affected Employees, subject to the eligibility requirements thereunder. The Buyer shall credit Affected Employees with continuous service with the Companies or any Subsidiary of the Companies immediately prior to the Closing for purposes of eligibility and vesting. The Buyer shall use reasonable efforts to cause the relevant service providers and insurers to credit Affected Employees participating in Buyer Welfare Plans after the Closing Date with annual coinsurance and deductibles that have been satisfied to date and to waive any preexisting condition limitations and waiting periods other than such limitations or waiting periods that an Affected Employee would have had to satisfy and had not yet satisfied under a Company Plan that is a welfare plan ("Company Welfare Plans") immediately prior to the Closing Date. Affected Employees shall cease to participate in the Company Welfare Plans effective as of the Closing Date.

          (c) Shareholder shall retain or assume all liabilities with respect to (i) the Company Qualified Plans, including the Company 401(k) Plan, and shall freeze or terminate any such plan or merge them into comparable Shareholder qualified plans; (ii) the Company Welfare Plans; and (iii) any other Company Plans. Buyer shall assume all liabilities with respect to
     (i) any health care continuation coverage required under Section 4980B of the Code and Part 6 of Subtitle B of Title 1 of ERISA ("COBRA") with respect to any former employee of the Companies (or their dependents) who
     (1) are covered under any Company Welfare Plan in accordance with COBRA as of the Closing Date, or (2) have a right to elect health care continuation coverage under any Company Welfare Plan in accordance with COBRA as of the Closing Date, and (ii) any health care continuation coverage required with respect to any Affected Employee under any Buyer Welfare Plan in accordance COBRA after the Closing Date.

          (d) For a period of one (1) year following the Closing, neither the Shareholder nor any of its Affiliates shall solicit or hire any employees employed by the Companies as of the Closing Date, unless such employees shall have been involuntarily terminated by the Companies.

          (e) For a period of one (1) year following the Closing, neither the Buyer nor any of its Affiliates shall solicit or hire any employees employed by the Shareholder or any of its Affiliates (other than the Companies) as of the Closing Date, unless such employees shall have been involuntarily terminated by the Shareholder or any of its Affiliates.

     Section 6.9. Further Assurances.  Each party to this Agreement shall
                  ------------------
execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby, together with other consolidation activities. For a reasonable period of time after the Closing Date upon the request of Buyer, the Companies, its Affiliates and the Shareholder shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Buyer may reasonably request to effectuate the purposes of this Agreement.

     Section 6.10.  Efforts of Parties to Close.  During the period from the
                    ---------------------------
date of this Agreement through the Closing Date, each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any action the failure of which to be taken, would, or could reasonably be expected to, (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in
Article VII not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals.

     Section 6.11.  Confidentiality and Announcements.
                    ---------------------------------

          (a) The parties agree to be bound by and comply with the provisions set forth in the Confidentiality Agreement, the provisions of which are hereby incorporated herein by reference.

          (b) Other than (i) in connection with Buyer's efforts to consummate the EnvestNet Financing, (ii) in connection with the Shareholder's and the Company's efforts to obtain all necessary consents to the Merger and the transactions contemplated by the Merger, or (iii) as required in the disclosing party's sole judgment by law upon prior notice to the other parties or with the prior consent of the other parties, neither the Shareholder, the Companies, nor Buyer shall, and each of the foregoing shall cause each of its Affiliates, employees, directors, partners and agents, including accountants, lenders, counsel and investment bankers not to, disclose to any Person the fact of execution and delivery hereof or any of the contents hereof.

          (c) Subject to Section 6.11(a) and (b), the parties to this Agreement shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby and shall consult each other as to the form and substance of other public disclosures related hereto and thereto, excluding disclosures required by law, the form and substance of which shall be in the sole discretion of the disclosing party.

     Section 6.12.  Regulatory Matters; Third Party Consents.
                    ----------------------------------------

          (a) The parties to this Agreement shall cooperate with each other and use their reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. If any required consent of or waiver by any third party (excluding any Governmental Authority) is not obtained prior to the Closing, or if the assignment of any Contract would be ineffective or would adversely affect any material rights or benefits thereunder so that Buyer would not in fact receive all such material rights and benefits, the parties hereto, each without cost, expense or liability to the other (except as provided in Article VIII hereof), shall cooperate in good faith to seek, if reasonably possible, an alternative arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in advance, and will consult with the other on, all the information relating to Buyer, the Companies or the Shareholder, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed
                --------  -------
     to provide any party to this Agreement with a right to review any information provided to any Governmental Authority on a confidential basis in connection with the transactions contemplated hereby. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Buyer, the Companies and the Shareholder shall each act reasonably and as promptly as practicable.

          (b) Each party to this Agreement shall, upon request, furnish each other with all information concerning themselves, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Buyer, the Companies or the Shareholder to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

          (c) The parties to this Agreement shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     Section 6.13.  Notification of Certain Matters.
                    -------------------------------

          (a) Each party to this Agreement shall give prompt notice to the other parties of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date, and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In connection with the Closing, the Companies and Buyer will promptly supplement or amend the various Schedules to this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VII hereof, or the compliance by any party hereto with its covenants and agreements set forth herein, or for purposes of determining any party's indemnification obligations pursuant to
     Article VIII hereof.

          (b) During the period from the date of this Agreement to the Closing Date, each party will, upon request, cause one or more of its designated representatives to periodically confer with representatives of the other party and to report the general status of the ongoing operations of the reporting party. Each party will promptly notify the other party of any material change in the conduct of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving the reporting party, and will keep the other party fully informed of such events.

     Section 6.14.  Expenses.  Each party shall be responsible for its own
                    --------
legal, accounting, brokerage and other advisory fees and expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, except that the Shareholder shall be responsible for the Company's and its own legal, accounting, brokerage and other advisory fees and expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby provided, however, Buyer
                                                     --------  -------
agrees to reimburse shareholder for 15% of the Shareholder's and the Company's legal fees and expenses up to a maximum of $20,000.

     Section 6.15.  No Internet-Based WRAP Program.  The Shareholder, on behalf
                    ------------------------------
of itself and its Affiliates, shall not, for a period of two (2) years following the Closing Date, (i) sponsor any internet-based WRAP fee business, or (ii) solicit any advisory client of the Company to become a WRAP fee business advisory client of the Shareholder, any Affiliate of the Shareholder or of any other Person; provided, however, nothing herein shall prevent (1) the
              --------  -------
Shareholder and its Affiliates from fulfilling their obligations under the Services Agreements and the PCS Contracts, (2) a company that operates an internet-based WRAP fee business from acquiring the Shareholder or one of its Affiliates or (3) the Shareholder or one of its Affiliates from acquiring a company which, incidental to its primary line of business, operates an internet-based WRAP fee business (but in such event the Shareholder and any Affiliate agrees not to expand such internet-based WRAP fee business until after expiration of the two (2) year period).

     Section 6.16.  Third Party Proposals.  Neither the Company, any of its
                    ---------------------
Subsidiaries, the Shareholder nor any of their respective Affiliates shall directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, the Company or any of its Subsidiaries or any merger or business combination with the Company or any of its Subsidiaries other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. The Company, the Shareholder and any of their respective Affiliates and agents shall notify Buyer immediately if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of the Company, its Subsidiaries, the Shareholder or any of their respective Affiliates. The Company and the Shareholder shall, and shall cause their respective Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Acquisition Proposal and shall seek to have all materials distributed to such Persons by the Company, the Shareholder or any of their respective Affiliates or advisors returned to the Company promptly. None of the Company, the Shareholder or any of their respective Affiliates shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Company and the Shareholder shall cause their respective officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 6.16.

     Section 6.17.  Disposition of Merger Consideration.  Each certificate
                    -----------------------------------
representing shares of Buyer Common Stock issued to the Shareholder shall bear a legend to the effect that such shares may not be transferred, sold or otherwise disposed of unless pursuant to the terms of the Stockholders' Agreement.

     Section 6.18.  Voting of Shares.  During the period from the date of this
                    ----------------
Agreement and continuing through the Closing Date, the Shareholder shall not deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy with respect thereto.

     Section 6.19.  Positive Current Ratio.  After the Shareholder and the
                    ----------------------
Company comply with the covenants contained in Section 6.2, the Shareholder and the Company will cause the Company to have a positive Current Ratio.

     Section 6.20.  Assignment of PCS Contracts.  Upon request of Buyer, but in
                    ---------------------------
no event later than the second anniversary of the Closing Date, the Shareholder shall cause its Affiliates to assign the PCS Contracts to the Company (or one of its affiliates) and will use its best efforts to assist Buyer and the Company in obtaining the consent of the other parties to the PCS Contracts to such assignment.

     Section 6.21.  Elimination of Encumbrances.  Promptly, but in any event not
                    ---------------------------
later than twenty (20) days after the date of this Agreement, the Company and Shareholder shall take all actions necessary to obtain the release, elimination and removal of any and all Encumbrances referenced in Schedule 4.22; provided,
                                                                     --------
however, Encumbrances which relate to executory equipment leases shall be
-------
permitted to remain in place.

     Section 6.22.  License to Software.  Prior to Closing, the Shareholder
                    -------------------
shall have caused itself or one of its Affiliates to execute a perpetual, royalty-free license or sub-license in favor of the Companies for any and all computer software that is currently owned or held under license by the Shareholder or any of its Affiliates and used by the Companies.

     Section 6.23.  Buyer Duty to Notify.  Between the date hereof and the
                    --------------------
Closing Date, Buyer shall notify Shareholder of any events which do not occur in the ordinary course of Buyer's business and are not consistent with past practice.

                                  ARTICLE VII.

                           CONDITIONS TO CONSUMMATION
                                 OF THE MERGER

     Section 7.1.  Conditions to Buyer's Obligations.  The obligations of Buyer
                   ---------------------------------
to effect the Merger shall be subject to the following conditions, any of which may be waived in writing by Buyer:

          (a) The representations and warranties of the Company and the Shareholder set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided,
                                                                       --------
     however, that for purposes of determining the satisfaction of the condition
     -------
     contained in this Section 7.1(a), no effect shall be given to any exception in such representations and warranties relating to materiality or a Company Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to materiality and Company Material Adverse Effect exceptions do not represent in the aggregate a Company Material Adverse Effect;

          (b) The Company and the Shareholder shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

          (c) The Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 7.1;

          (d) Buyer shall have received an opinion of Quarles & Brady LLP, counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit K;

          (e)  There shall not have occurred a Company Material Adverse Change.

     Section 7.2.  Conditions to the Company's and the Shareholder's
                   -------------------------------------------------
Obligations.  The obligation of the Company or the Shareholder to effect the
-----------
Merger shall be subject to the following conditions, which may be waived in writing by the Company:

          (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of
                                         --------  -------
     determining the satisfaction of the condition contained in this Section 7.2(a), no effect shall be given to any exception in such representations and warranties relating to materiality or a Buyer Material Adverse Effect, and such representations and warranties shall be deemed to be true and correct in all material respects only if the failure or failures of such representations and warranties to be so true and correct without regard to materiality, and Buyer Material Adverse Effect exceptions do not represent in the aggregate a Buyer Material Adverse Effect;

          (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

          (c) Buyer shall have delivered to the Company and Shareholder a certificate, dated as of the Closing Date, signed on behalf of Buyer by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this
     Section 7.2;

          (d) The Company and the Shareholder shall have received the opinion of Gardner, Carton & Douglas, counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit L;

          (e) Buyer shall have executed and delivered the Demand Note and the Notes;

          (f) Buyer shall close on the EnvestNet Financing in an amount not less than $12,000,000 in gross proceeds;

          (g) Each of Buyer, Buyer's existing common and preferred shareholders, investors in the EnvestNet Financing, and Shareholder shall have executed the Stockholders' Agreement;

          (h)  Buyer shall have executed the Registration Rights Agreement; and

          (i)  There shall not have occurred a Buyer Material Adverse Change.

     Section 7.3.  Mutual Conditions.  The obligations of each party to this
                   -----------------
Agreement to effect the Merger shall be subject to the following conditions, any of which may be waived in writing by both the Company and the Shareholder, on the one hand, and Buyer, on the other hand:

          (a) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

          (b) All consents, waivers, authorizations and approvals required from all Governmental Authorities to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

          (c) The Stockholders' Agreement shall have been executed by Buyer, the shareholders of Buyer, investors in the EnvestNet Financing and the Shareholder; and

          (d) The Services Agreements shall have been executed by Buyer and the Shareholder.

                                 ARTICLE VIII.

                                INDEMNIFICATION

     Section 8.1.  Survival of Representations, Warranties and Covenants.  All
                   -----------------------------------------------------
representations and warranties of the parties contained in this Agreement, including any schedules made a part hereof, and any covenants or other agreements the performance of which is specified to occur on or prior to the Closing or the Closing Date, shall survive the Merger hereunder for a period of two (2) years following the Closing Date; provided, however, that the
                                          --------  -------
representations and warranties of the parties contained in Sections 4.2, 4.13(a), 4.18, 5.2, 5.12(a) and 5.15 shall survive the Merger hereunder for a period from the Closing Date until the expiration of the applicable statutory period of limitations provided, further, however, that the representations and
                      --------  -------  -------
warranties contained in Sections 4.18(g) though (j) shall terminate as of the Closing. Any covenant or other agreement herein any portion of the performance of which may or is specified to occur after the Closing shall survive the Merger hereunder indefinitely or for such lesser period of time as may be specified therein.

     Section 8.2.  Obligations of the Shareholder.  From and after the Closing
                   ------------------------------
Date, the Shareholder hereby agrees to indemnify, defend and hold harmless Buyer, the Company and their respective directors, employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from:
(a) any inaccuracy in or breach of any of the representations or warranties of the Company or the Shareholder made to Buyer in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (a), the accuracy of the representations and warranties made by the Company or the Shareholder shall be determined without giving effect to the qualifications to such representations and warranties concerning materiality or Company Material Adverse Effect); and (b) any breach or nonperformance of any of the covenants or other agreements made by the Company or the Shareholder in or pursuant to this Agreement.

     Section 8.3.  Obligations of Buyer.  From and after the Closing Date,
                   --------------------
Buyer hereby agrees to indemnify, defend and hold harmless the Shareholder and its respective directors, employees, officers, partners and other Affiliates from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from: (a) any inaccuracy in or breach of any of the representations and warranties of Buyer made to Shareholder in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this clause (a) the accuracy of the representations and warranties made by Buyer shall be determined without giving effect to the qualifications to such representations and warranties concerning materiality or Buyer Material Adverse Effect); and (b) any breach or nonperformance of any of the covenants or other agreements made by Buyer in or pursuant to this Agreement.

     Section 8.4.  Procedure.
                   ---------

          (a)  Notice of Third Party Claims.  Any Indemnified Party seeking
               ----------------------------
     indemnification for any Loss or potential Loss arising from a claim asserted by a third party against the Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party specifying in reasonable detail the source of the Loss or potential Loss under Section
     8.2 or 8.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that
                                                         --------  -------
     the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article VIII by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

          (b)  Defense.  Except as otherwise provided herein, the Indemnifying
               -------
     Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within 30 days after receiving notice of the Third Party Claim (10 days if the Indemnified Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as herein provided, or otherwise abandons the defense of such Third Party Claim, (i) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (ii) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon advice of its outside legal counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense of such Third Party Claim. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to all the Indemnified Parties. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party) over the objection of the other; provided, however, that consent to
                                      --------  -------
     settlement or compromise shall not be unreasonably withheld by the Indemnified Party. In any event, except as otherwise provided herein, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

          (c)  Settlement.  If a settlement offer solely for money damages is
               ----------
     made by a third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the Indemnifying Party's willingness to settle or compromise such Third Party Claim and (B) the aggregate Losses of the Indemnified Party with respect to such claim.

          (d)  Miscellaneous.  The procedures set forth in Section 8.4(a)-(c)
               -------------
     above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

          (e)  Notice of Non-Third Party Claims.  Any Indemnified Party seeking
               ---------------------------------
     indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a "Non-Third Party Claim") shall give written notice to the Indemnifying Party specifying in reasonable detail the source of the Loss or potential Loss under Section 8.2 or 8.3, as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim; provided, however, that the Indemnified Party
                                   --------  -------
     shall not be foreclosed from seeking indemnification pursuant to this
     Article VIII by any failure to provide such prompt notice of the existence of a Non-Third Party Claim to the Indemnifying Party except and only to the extent that the Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such.

     Section 8.5.  Survival of Indemnity.  Any matter as to which a claim has
                   ---------------------
been asserted by formal notice pursuant to Section 8.4 and within the time limitation applicable by reason of Section 8.1 that is pending or unresolved at the end of any applicable limitation period under this Article VIII shall continue to be covered by this Article VIII notwithstanding any applicable statute of limitations (which the parties hereby waive) or the expiration dates set forth in Section 8.1 until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

     Section 8.6.  Minimum Threshold.  No party shall have any right to obtain
                   -----------------
indemnification under this Agreement until aggregate Losses of such party and its Affiliates and the successors and assigns of such party and its Affiliates exceed $500,000, after which time the aggregate amount of all Losses exceeding $500,000 shall be recoverable in accordance with the terms hereof; provided,
                                                                   --------
however, that this Section 8.6 should not apply to Losses from any breaches of
-------
(i) the representations or warranties in Section 4.18, which breaches were made with the Knowledge of the Companies or the Shareholder, or (ii) the covenants in Sections 6.2, 6.3, 6.14, 6.19 or 6.21, and any Losses resulting from such breaches set forth in (i) and (ii) above shall be disregarded in determining whether the $500,000 threshold has been reached.

     Section 8.7.  Maximum Indemnification.  No party shall have any right to
                   -----------------------
obtain an indemnification payment under this Agreement to the extent amounts received by such party and its Affiliates and the successors and assigns of such party and its Affiliates as indemnification payments hereunder exceed $8,750,000.

     Section 8.8.  Subrogation.  Any Indemnifying Party shall be subrogated to
                   -----------
any right of action which the Indemnified Party may have against any other person with respect to any matter giving rise to a claim for indemnification hereunder.

     Section 8.9.  Adjustments to Indemnification Obligations.
                   ------------------------------------------

          (a) All indemnity payments made under this Article VIII shall be treated as adjustments to the Merger Consideration, unless so treating such payments would, in the view of Shareholder's tax counsel, cause the transaction not to qualify as a reorganization within the meaning of
     Section 368(a).

          (b) The amount which any Indemnifying Party is or may be required to pay any Indemnified Party pursuant to this Article VIII shall be reduced (including without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnified Party in reduction of the related Loss. If an Indemnified Party shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnified Party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any expenses in obtaining the same).

     Section 8.10.  Set-Off.  Buyer may set-off an Indemnifiable Claim that has
                    -------
been agreed to in writing by the parties or finally adjudicated through a reduction in principal and/or interest of the Notes. Prior to agreement on, or final adjudication of, an Indemnifiable Claim, Buyer shall make all payments under the Notes, when due, to an escrow agent (who shall be agreed to by the parties), which escrow agent shall hold such payments in escrow until such Indemnifiable Claim shall have been agreed to or finally adjudicated.

     Section 8.11.  Remedies.  This Article VIII shall not restrict the ability
                    --------
of any party to seek specific performance of this Agreement or any provision hereof or any other form of equitable or legal relief against any breach by any other party hereto. Nothing in this Article VIII shall limit the remedies available to an Indemnified Party to enforce its right to indemnification.

                                  ARTICLE IX.

                                  TERMINATION

     Section 9.1.  Termination.
                   -----------

          (a)  This Agreement may be terminated prior to the Closing as follows:

               (i)    by written consent of the Shareholder and Buyer;

               (ii) by the Shareholder or Buyer if a condition to the terminating party's obligation to close set forth in Section 7.3 (or
          7.1 or 7.2, as the respective case may be) cannot be satisfied prior to the date set forth in Section 9.1(a)(iv) below unless caused by the breach of any covenant or agreement under this Agreement (x) by the Company or the Shareholder, in the case of a termination by the Company, or (y) by Buyer, in the case of termination by Buyer;

               (iii) by the Shareholder or Buyer (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company or the Shareholder, in the case of a termination by Buyer, or on the part of Buyer, in the case of a termination by the Company, which breach is not cured within thirty (30) days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; and

               (iv) by Buyer or the Company or the Shareholder, if the Closing has not occurred on or before September 15, 2001.

          Notwithstanding Section 9.1(a)(ii)-(iv) hereof, a party who is or whose Affiliate is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 9.1(a)(iii).

          (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

     Section 9.2.  Survival After Termination.  If this Agreement is terminated
                   --------------------------
in accordance with Section 9.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 6.10 and 6.13. Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

                                   ARTICLE X.

                                 MISCELLANEOUS

     Section 10.1.  Amendments; Waiver.  This Agreement may not be amended,
                    ------------------
altered or modified except by written instrument executed by all the parties hereto. Any agreement on the part of any party to waive (i) any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party, or (ii) compliance with any of the agreements, covenants or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of such party. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Agreement, and any waiver may be limited in purpose so that a waiver for purposes of the conditions set forth in
Article VII need not be a waiver of an Indemnifiable Claim under Article VIII.

     Section 10.2.  Entire Agreement.  This Agreement (including Schedules,
                    ----------------
Exhibits, certificates, lists and documents referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto) constitutes the entire agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

     Section 10.3.  Interpretation.  When a reference is made in this Agreement
                    --------------
to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

     Section 10.4.  Severability.  Any term or provision of this Agreement which
                    ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 10.5.  Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with written confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with written confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to the Company:

          PMC International, Inc.
          1999 Broadway
          8th Floor
          Denver, Colorado  80202
          Telecopy: 303-253-2152
          Attention: John R. Merrell, President

     If to the Shareholder:

          The Ziegler Companies, Inc.
          215 Main Street
          West Bend, WI  53095-3317
          Telecopy: 262-334-2471
          Attention:  Charles O'Meara, General Counsel

     With a copy to:

          Quarles & Brady, LLP
          411 East Wisconsin Avenue
          Milwaukee, Wisconsin  53202-4497
          Telecopy: (414) 271-3552
          Attention:  Walter J. Skipper, Esq.

     If to Buyer:

          The EnvestNet Group, Inc.
          35 East Wacker Drive
          Suite 1600
          Chicago, Illinois 60601
          Telecopy: (312) 827-2801
          Attention:  Stephen P. Lavey, Chief Financial Officer

     With copies to:

          Gardner, Carton & Douglas
          321 North Clark Street
          Chicago, Illinois 60601
          Telecopy: (312) 644-3381
          Attention:  Charles R. Manzoni, Jr., Esq.

     Section 10.6.  Binding Effect; Persons Benefiting; No Assignment.  This
                    -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. This Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto.

     Section 10.7.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     Section 10.8.  Governing Law.  THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN
                    -------------
THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

     Section 10.9.  Specific Performance.  The Company, the Shareholder and
                    --------------------
Buyer each acknowledge that, in view of the uniqueness of its business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that the covenants to be performed after the Closing Date have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

     Section 10.10. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES.  AFTER THE
                    -----------------------------------------
CLOSING DATE, THE PARTIES TO THIS AGREEMENT AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AS TO ALL DISPUTES AND ANY RIGHT TO SEEK PUNITIVE DAMAGES. ANY DISPUTE OR DISAGREEMENT BETWEEN THE PARTIES CONCERNING THE INTERPRETATION OF THIS AGREEMENT, THE VALIDITY OF THIS AGREEMENT, ANY BREACH OR ALLEDGED BREACH BY ANY PARTY UNDER THIS AGREEMENT OR ANY OTHER MATTER RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE RESOLVED BY BINDING ARBITRATION BY PANEL OF THREE (3) AMERICAN ARBITRATION ASSOCIATION ARBITRATORS LOCATED IN CHICAGO, ILLINOIS ACCORDING TO THE NASD CODE FOR COMPLEX LITIGATION.

     Section 10.11. Disclosure Schedules.  A reference in a section or
                    --------------------
subsection of this Agreement to the Schedules is not required for information in the Schedules to create an exception to the representation or warranty set forth in such section or subsection. Terms used in the Schedules and not otherwise defined therein have the same meanings as set forth in this Agreement. The Schedules shall not vary or change the literal meaning of the representations and warranties in this Agreement, other than creating specific exceptions thereto which are directly responsive to the language of the applicable warranties and representations.

                           [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   PMC INTERNATIONAL, INC.

                                   By:  /s/John R. Merrell
                                        ----------------------------------------
                                        Name: John R. Merrell
                                        Title: President and Chief Operating
                                         Officer

                                   THE ZIEGLER COMPANIES, INC.

                                   By:  /s/John J. Mulherin
                                        ----------------------------------------
                                        Name: John J. Mulherin
                                        Title: President and Chief Executive
                                         Officer

                                   ENVESTNET ACQUISITION CORP.

                                   By:  /s/Judson Bergman
                                        ----------------------------------------
                                        Name: Judson Bergman
                                        Title:  President

                                   THE ENVESTNET GROUP, INC.

                                   By:  /s/Judson Bergman
                                        ----------------------------------------
                                        Name: Judson Bergman
                                        Title:  Chief Executive Officer